01G TA C S - JU N E 22 SAFRA BANK ACCOUNT AGREEMENT GENERAL TERMS AND CONDITIONS Part I: Important Information About Procedures for Opening a New Account with Safra National Bank of New York To help the government fight the funding of terrorism and money laun- dering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means for you: When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We will also ask to see your driver’s license, passport or other government issued identifying documents. If you are a business, we will ask for your business name, a street address and a tax identification number. We will also ask to see government issued documents that will allow us to establish your existence. Because of the activities of money launderers and terrorists, federal regulations have also required banks to develop, implement and en- hance procedures for identifying and knowing all of their customers. Pursuant to those requirements, all accounts at the Bank are subject to daily review (by computer as well as manually) to identify transac- tions that have incomplete information or fall within a category that the government has described as unusual or suspicious. In order to ensure compliance with the law, we must ask you questions regard- ing your occupation, the nature of your business and the expected activity on your account. Additionally, we may need to ask questions about transactions on your account to understand the purpose of such transactions and to ensure the validity of those transactions. We hope that you understand this policy and are cooperative when we ask questions concerning your transactions it is the only way we can comply with the law. If you are unable to provide us the information we request, we reserve the right to close your account and take any other reasonable actions, including, if warranted, reporting the trans- actions to the appropriate authorities. September 11, 2001 has changed much of how we live our lives and do business. We at Safra National Bank of New York value your account and the business you do with us and we hope you understand that these procedures are designed to protect all of us. Part II: Safra Bank Account Agreement The following sets forth the General Terms and Conditions governing your Safra Bank Account (“General Terms”). Please read them carefully and keep them in a safe place. You are responsible for knowing and understanding all of these General Terms. As set forth below, the Internet Banking Services (as described in Section 2) are available to you in connection with your account. Provided you have activated the Internet Banking Services, information pertaining to your account may be delivered to you by the posting of such infor- mation to Safra National Bank of New York’s website or by e-mail, and will be deemed effective on the earlier of 30 days following the date of any posting to the website and any e-mail, as applicable. Definitions: (a) “you,” “your” and “yours” mean each individual or en- tity who maintains an account with Safra National Bank of New York, either individually or jointly with another individual; (b) “we”, “us”, “our”, “ours” and the “Bank” mean “Safra National Bank of New York”; (c) “account” means each account maintained at the Bank; and (d) “business day” means any day other than a Saturday, Sunday or U.S. federal holiday. 1) Applicability of General Terms The Bank offers various types of accounts and services to meet the needs of its customers. These General Terms apply to all accounts and to all services provided by us, and they shall be binding upon you and any and all of your successors, assigns, heirs, executors and other legal representatives. a) Amendments: We may amend these General Terms at any time. Amendments to the General Terms will become effective on the earlier of: (i) thirty (30) days following the earlier of the posting of such amendments to the Bank’s website, provided you have activated the Internet Banking Services, or our mailing, by method selected by us, including e-mail and/or other mail deliver y service, of a notice to you at your last known address as shown on our records, unless you have requested Hold Mail Services, and (ii) the date on which we otherwise notify you that such amendments have been made. (See Section 37 for a description of Hold Mail Services.) b) Severability: The determination by any competent governmental authority that any provision of the General Terms is invalid or unenforceable, shall not effect the validity or enforceability of any other provision herein. 2) Internet Access a) General Conditions (i) As the Bank increases the availability of services and information available to its customers via the internet or similar technology, the internet banking services offered by the Bank (the “Internet Banking Services”) will increase. Currently, the Internet Banking Services permit you to view: (a) the balance on each of your deposit and investment account(s) as of the close of business on the previous business day; (b) daily statement(s) for each of your deposit and investment account(s); (c) notices regarding recent transactions with the Bank; (d) trade confirmations; and (e) monthly account statements for a period of 6 months beginning with the most recent. The Bank may also from time to time offer additional services,such as (but not limited to) access to account-related forms for download and printing. You agree and understand that the Bank may modify or terminate the availability of Internet Banking Services, or terminate, suspend or limit your access to the Internet Banking Services, in its sole discretion, at any time without prior notice. If the terms and conditions of the Internet Banking Services are modified, your continued use of the Internet Banking Services after notice of such modification will constitute your acceptance thereof. (ii) The Internet Banking Services will become available to you only after you provide your correct passcode (“Code”) when you signon to the Bank’s website.

02G TA C S - JU N E 22 (iii) You agree and understand that except as otherwise express- ly provided in these General Terms, your use of the Internet Banking Services are at your sole risk and that all the services and all the information, products and content included in or accessible through the Internet Banking Services are provided on an “AS IS,” “AS AVAILABLE” basis. (iv) You acknowledge and agree that the Bank makes NO WARRANTY that the Internet Banking Services will be uninterrupted, timely, secure or error-free. You further acknowledge and agree that the Bank makes NO WARRANTY of any kind, implied, express or otherwise, including, but not limited to, non-infringement of third party rights, title, merchantability, fitness for a particular use, and freedom from computer virus. (v) You agree and understand that once you have activated the Internet Banking Services, unless otherwise agreed with the Bank, you will no longer receive paper account statements. You further agree and understand that if you have activated Internet Banking Services but have requested paper account statements, the Bank may charge you a special handling fee for the paper account statements. (See Section 6 for additional information about fees.) (vi) You agree and understand that the Bank shall not be liable for any damages, including, without limitation, direct, incidental, consequential or other damages, losses or expenses arising out of or related to any access to or use of the Internet Banking Services or your inability to use or access the Internet Banking Services, or in connection with any failure of performance, error, omission, interruption, defect, delay in operation or transmission, computer virus or line or system failure, even if the Bank or its representatives knew of the possibility of such damages, losses or expenses. (vii) You agree and understand that in the event that the Internet Banking Services fail or are otherwise inaccessible or interrupted, your data may be lost or destroyed. Any transaction(s) or service(s) you or your “Authorized Representative(s)” (as defined below), if any, may have initiated, were in the process of completing or completed shortly before such failure or interruption should be verified by you through means other than the internet to ensure the accuracy and completeness of such transaction(s). (viii) You must immediately communicate to the Bank any change in legal name, business entity, or account owner relationships which may impact the rights of certain individuals to have access to your account(s) through the Internet Banking Services. After you have activated the Internet Banking Services, unless other- wise agreed with the Bank, you will no longer receive paper account statements. Therefore, it is important that you regularly review your account online in order to timely identify any errors, discrep- ancies, inaccuracies or irregularities with respect to your account. (See Sections 7 and 22.) b) About the Passcode and Electronic Signature (i) Access to the Bank’s Internet Banking Services and the use of your Code to access such services is strictly limited to you and any person you have authorized in accordance with Section 2(b) (ii) (“Authorized Representative”). You and your Authorized Representative have the sole responsibility for protecting and keep- ing confidential your Code, account number(s), or other means of accessing or information about your account(s). The unauthorized use of your Code, account number(s) or other means of access- ing your account(s) could result in your losing some or all of the money in your account(s). The Bank will not be held liable for any damage, loss, or misrepresentation which may occur as a result of misuse of the Code by you, your Authorized Representative, or any unauthorized person who obtains your Code without your consent or otherwise wrongly accesses your account(s). (ii) It is strictly forbidden to allow any third-party to access your ac- count(s) through the Internet Banking Services unless and until such third-party has been identified to the Bank as your Authorized Representative and is a signatory on your account(s) in accordance with the General Terms. (iii) Upon your acceptance of these General Terms and execution of the documentation required by the Bank, you will be provided with a temporary Code valid only when you sign-on to the Internet Banking Services for the first time. Upon your first sign-on, you will be required to provide a Code of your choosing which you will have to verify according to the instructions provided during your first sign-on. (iv) You acknowledge and agree that each transaction you or your Authorized Representative performs on or through the Internet Banking Services, will be retained by the Bank for archival purposes and shall constitute legal proof of said transactions. (v) All information regarding costs or fees, if any, related to access to the Internet Banking Services can be obtained from any of the Bank’s branches and from the Bank’s website. 3) Joint Accounts An individual may open and maintain an account together with an- other individual or individuals. Whether you are holding an account with another person or persons as tenants in common or with right of survivorship: (i) we shall have no obligation to notify any one of the co-tenants of any document executed, instruction given or other action taken by any other co-tenant with respect to the account; (ii) any notice, writing or information delivered by us to any one co-tenant shall be deemed delivered to all the co-tenants; and (iii) we, in our sole discretion, may require the signatures of all co-tenants for any purpose. Following is a brief description of the recognized methods of joint ownership. a) Joint Account with Right of Survivorship: If you establish a joint account with right of survivorship, the total amount on deposit becomes the property of each co-tenant. During the lifetime of the co-tenants, each co-tenant expressly authorizes the Bank to pay the balance in the account to any one co-tenant, and to accept instructions and deposits from any one co-tenant.

03G TA C S - JU N E 22 Upon the death of one co-tenant, the other co-tenant(s) becomes entitled to full payment of the balance in the account, after the pay- ment of any taxes, if applicable. Payments will be made to the estate of a co-tenant only if that co-tenant survived all other co-tenants of the account. The Bank may receive and be required to comply with legal process requiring it to remit some or all the funds held in a joint account with right of survivorship to satisfy a judgment entered against, or other debt incurred by, any one of the co-tenants. b) Joint Account as Tenants in Common: If you establish a joint account as tenants in common, the total amount on deposit becomes the property of each co-tenant. During the lifetime of the co-tenants, each co-tenant expressly authorizes the Bank to pay the balance in the account at any time to any one co-tenant, and each releases and discharges the Bank for any such withdrawals to the same de- gree as if the account had been established as a joint account with right of survivorship. The Bank, however, may require the written consent of all co-tenants for any reason, including, among others, to change the title of the account or to limit the percentage of the balance which the Bank can pay to any one co-tenant. Upon the death of one co-tenant, the Bank will pay such deceased co-tenant’s pro rata share of the account, after the payment of any taxes, if applicable, to the legal representative of the estate of the deceased upon receipt of evidence satisfactory to it establishing the death of such co-tenant and the authority of the legal repre- sentative to receive such payment. The Bank will only recognize an agreement entered into by cotenants of a joint account as tenants in common purpor ting to designate the percentage of the account that will be paid to the estate of each co-tenant upon such co- tenant’s death if (i) the federal laws of the United States and the laws of the jurisdiction in which your account is maintained do not prohibit such agreements and (ii) the Bank has received (x) a copy of the agreement as executed by each co-tenant, (y) a letter from each co-tenant acknowledging their execution of such agreement and releasing the Bank from any and all liability to the co-tenants or any third par ties in connection with such distribution, and (z) an opinion of legal counsel satisfactory to the Bank regarding the validity and enforceability of such agreement. 4) “In Trust For” Accounts An account designated “in trust for” (or using such other legally required language) permits an individual to deposit money in such individual’s name in trust for one or more named beneficiaries. If you open an “in trust for” account, you can close the account or withdraw par t or all of the balance in the account at any time. During your lifetime the Bank will not accept instructions from any beneficiary in connection with the account. Upon your death, the amounts then on deposit will be paid to the beneficiaries who survive you, after the payment of any taxes, if applicable, in equal shares or in such other shares as you have in- dicated in writing to the Bank provided that the Bank has received evidence satisfactory to it of your death and such other docu- ments or information as the Bank may in its discretion require. Any deceased beneficiary’s share will be paid to his/her estate only if the beneficiary survived you and the Bank did not make such payment to said beneficiary before his/her death. If no beneficiary survives you, all amounts remaining on deposit at the time of your death will be paid to your estate. The Bank will only pay the estate of a deceased beneficiary or your estate after the Bank has received evidence satisfactory to it of the deceased beneficiary’s death or of your death, as the case may be, and of the authority of the subject estate’s legal representative to receive the funds. Owners of joint accounts with right of survivorship may also elect to establish an “in trust for” account. During the lifetime of the co-tenants, only such co-tenants may withdraw all or par t of the balance of the account or close the account at any time, and the co-tenants’ rights will be governed by the rules for a joint account with right of survivorship. Upon the death of the last surviving co-tenant and receipt by the Bank of satisfactory evidence establishing such death, the Bank will pay the balance in the account to the beneficiaries that survive such cotenant, after the payment of any taxes, if applicable, in equal shares, or, in such other shares as the co-tenants have indicated in writing to the Bank. If none of the beneficiaries survive the last surviving co-tenant, the balance in the account at the time of such co-tenant’s death will be paid to his/her estate after the Bank receives evidence satisfactory to it establishing such co-tenant’s death and the authority of the estate of such co-tenant’s estate to receive such payment. If a beneficiary survives the last surviving co-tenant, but his/her share of the balance of the account is not paid to such beneficiary before his/her death, the Bank will pay such share to the estate of such beneficiary upon receipt by the Bank of satisfactory evidence establishing such beneficiary’s death and the authority of the legal representative of such beneficiary’s estate to receive such payment. 5) Verification of Identity of Account Owners, Agents and/or Beneficial Owners As required by applicable law, we must verify the identity of each account owner, beneficial owner, co-tenant and each attorney-in-fact designated by you to act on your behalf. The Bank will comply with the privacy provisions set for th in Section 21 with regard to the information it obtains in verifying an individual account owner’s identity and that of any beneficial owner and attorney-in-fact. 6) Fees Your account is subject to maintenance charges, service charges and other fees (collectively, “fees”) which are set for th on the Bank’s fee schedule and will be made available to you before you open your account and at any other time upon your request. The fee schedule is also available on the Bank’s website. You acknowledge that you have read and agree to such fees. You understand and agree that we may deduct all applicable charges and fees from your account as these fees and charges may be incurred from time to time without further authorization from you. 7) Account Statements a) Delivery: The Bank shall, unless you have requested otherwise, deliver by posting to the Bank’s website or mailing, by method selected by us, including by e-mail and/or other mail delivery ser- vice, a statement to you at your last known address as shown on its records at the end of each “Statement Cycle Period,” which is any period of not less than twenty-eight (28) days nor more than thirty-one (31) days beginning and ending on a date within the Bank’s discretion, except for the initial and final Statement Cycle Period and any Statement Cycle Period resulting from a change by

04G TA C S - JU N E 22 the Bank of the date the statement is sent. If you have more than one account with the Bank, the Bank may deliver the statements for your accounts simultaneously. Account statements will not, unless requested by you in writing, be accompanied by items paid in support of the debit entries on such statement. Such items, or copies thereof, shall be available to you for inspection for a period of up to five (5) year s from the date of the applicable account statement. You agree to exercise reasonable care and promptness in examining account statements. You also agree to advise the Bank promptly in writing of any changes in your address. b) Notice of Errors, Forgeries, Alterations: Unless otherwise provided herein, you agree that you must provide the Bank with written notice of any errors, discrepancies, inaccuracies or irregularities in such account statement within thirty (30) days of your receipt of an account statement. With respect to any notice to the Bank related to any canceled check accompanying or relating to such statement, you must advise the Bank, in writing, within thirty (30) days of your receipt of such statement whether (i) your signature was forged, (ii) the check was drawn without your authority, (iii) the check was altered in any way without your consent, including, without limitation, a change in the amount of the check, or (iv) any other problems with the check exist. If you fail to give the Bank the foregoing written notices within the specified time periods, the account statement shall be deemed correct for all purposes and binding upon you, and the Bank shall not be liable to you for any reason, including, without limitation, any payments made and charged to your account or any other actions taken by the Bank as identified in such account statement. You agree that: (A) you will not take any action against the Bank to recover any payment of any instrument upon which any signature or endorsement has been forged, was altered without authority, or was drawn, made, accepted or endorsed without your consent or that of the endors- er, or an endorsement was missing, unless you gave the Bank the foregoing written notice within the specified time period; and (B) you will not commence any such action (i) in the case of checks with unauthorized endorsements until one and one-half (1½) year s after the later of the date the account statement identifying such check or a copy of such check was delivered to you; and (ii) in the case of all other checks, one (1) year after the later of the date the account statement identifying such check or a copy of such check was delivered to you. This Section 7(b) does not apply to any error s, discrepancies, inaccuracies or irregularities with respect to Electronic Funds Transfer s (as defined in Section 22) or wire transfer s. (See Section 22 for the provisions applicable to Electronic Funds Transfer s and Section 23 for the provisions applicable to wire transfers.) 8) Lost Checks or Other Instruments You shall at all times exercise due care to prevent the loss, theft or misuse of drafts, passbooks, checkbooks or other orders or instruments (in this Section 8, collectively, “Instruments”) and to prevent any Instruments from being forged or altered without your consent. You understand that you alone bear the risk of loss of Instruments (and accompanying deposit slips) intended for your use with respect to your account. You must promptly notify us in writing, or by telephone followed by a writing, of any Instruments which have been lost, stolen or otherwise misused, and the circumstances resulting in such loss, theft or misuse. 9) Oral, Telephonic, Facsimile and E-mail Instructions The Bank may, at its discretion: (a) act upon instructions you pro- vide orally, by telephone, by facsimile, e-mail or through the Bank’s proprietary website which the Bank believes to be genuine based on voice verification, IP address verification, the use of passwords, or any other means the Bank deems to be commercially reasonable, including, without limitation, any callback or e-mail confirmation procedures used by the Bank at the time of its receipt of such instructions; or (b) refuse to act upon any such oral, telephonic, facsimile or e-mail instructions for any reason, and without disclosing such reason to you. With respect to oral, telephonic and e-mail instructions, the Bank may delay acting upon such instructions until it receives written confirmation from you of your instructions. Similarly, with respect to facsimile instructions, the Bank may refuse to act upon any such instructions until it has received the original documents. You agree that your failure to provide written original confirmation of any oral, telephonic, facsimile or e-mail instructions, if requested by the Bank, will not affect the Bank’s right to rely on any such instructions which it, in good faith and, in the case of wire transfers, in reliance upon its Verification Procedures described in Section 23, believes to be yours, even if the instructions are not given or authorized by you. Notwithstanding the foregoing, you understand that the Bank is under no obligation to execute any oral, telephonic, facsimile or e-mail instructions. You further agree that the procedures described in the foregoing paragraph are commercially reasonable for your purposes and that, subject to the preceding paragraph, you will be bound by any payment order, cancellation or amendment (whether or not authorized) issued in your name. You consent to and expressly waive any and all right to object to the use of any mechanical recording devices by or on behalf of the Bank (should it elect to do so, in its sole discretion) to record oral or tele- phonic instructions. You agree that the Bank may record such oral or telephonic instructions without telling you that it is doing so. You hereby release the Bank, its officer s, director s, and authorized agents from any and all liability, direct or indirect, relating to the Bank’s acting upon any oral, telephonic, facsimile or e-mail instructions it be- lieved, at the time of such action, and in compliance with the procedures described in these General Terms, to be genuine. You further agree to indemnify, defend and hold harmless the Bank, its officer s, director s, and authorized agents from, and against, any and all claims, actions, lawsuits and other proceedings, and liabilities, losses, costs, damages, penalties and expenses of any kind and nature (including reasonable attorneys’ fees and costs) that the Bank incur s as a result of the Bank’s acting upon any oral, telephonic, facsimile or e-mail instructions it receives from you. 10) Deposits Deposits to your account may be in cash or in items (checks or other instruments for the payment of money) acceptable to us and should be accompanied by the applicable completed deposit slip. We reserve the right, for any reason, which need not be disclosed, to refuse a deposit, limit the amount of a deposit, return a deposit or any par t of a deposit, or close an account.

Safra National Bank
of New York

a) Collection: All items, including items drawn on any of our branches, are received by us for collection and in accordance with the provisions of these General Terms. All items not payable at the branch where your account is maintained are received by us as your agent for collection. We will determine, in our discretion, the method of transmitting items for collection. You assume all risk of loss in our transmission of such items. Deposits, whether by check or otherwise, for United States dollars, however made, if acceptable, will be subject to the applicable laws of the jurisdiction in which such deposit is made. Deposits in non-United States dollars or checks drawn on banks outside the United States will be sent for collection and your account will be credited when the funds are received by the Bank. You understand that as to checks sent for collection, charges may be imposed by the bank on which the check is drawn. We will also debit a collection fee from the proceeds of checks in non-United States dollars or drawn on banks outside the United States.

(i) You understand that in the event a signature on a check or item deposited in your account, which the Bank accepted for deposit, is shown to be unauthorized or otherwise fraudulent or is returned unpaid for any reason, the Bank may debit your account for the amount of the check and associated costs. You agree that with respect to returned checks, the Bank will not be required to obtain an official certification that payment of the money due has not been made.

(ii) You agree and understand that the Bank will not be responsible for the negligence or failure to act of any other bank or person, or for delay in presenting any item for payment or for loss or destruction of any item. You alone bear the risk of loss of drafts, checks or other items (and accompanying deposit slips) intended by you to be delivered to the Bank. The amount of any deposit shall be determined by the Bank's records. You are responsible for maintaining clear and legible photocopies of the front and back of all drafts, checks and other items delivered to the Bank for deposit or collection. The Bank will attempt to obtain collection of a lost, damaged or mutilated check, draft or item based on a photocopy if the date of such check, draft or item as it appears on the photocopy is no more than two (2) years prior to the date the Bank receives such photocopy.

b) Endorsements: In order to ensure that checks are paid or returned promptly, the Regulations of the Board of Governors of the Federal Reserve System ("Federal Reserve Regulations") require that the first depositor y institution to which the check is transferred (the "depositor y bank") place its endorsement on the back of the check in an area defined by the Federal Reserve Regulations and reserved for the endorsement of the depositor y bank. Accordingly, all personal and business endorsements must be confined to a 1½ inch area on the back of the check (the "Endorsement Area") as shown on the example below.


ENDORSE HERE
X
DO NOT WRITE, STAMP OR SIGN BELOW THIS LINE
RESERVED FOR FINANCIAL INSTITUTION
*FEDERAL RESERVE BOARD OF GOVERNORS REG. CC

All new check orders are printed with a target area on the back of checks to help you identify the permissible Endorsement Area. The remaining area on the back of the check is reserved for endorsements by the financial institutions that subsequently handle the check.

In order for the Bank to properly adhere to the Federal Reserve Regulations, and for you to avoid potential liability, you agree to not deposit or cash checks with marks outside the Endorsement Area or place any marks outside the Endorsement Area of checks you write against your account.

You agree to indemnify, defend and hold harmless the Bank, its officers, directors, and authorized agents from, and against, any and all claims, actions, lawsuits and other proceedings, and liabilities, losses, costs, damages, penalties and expenses of any kind and nature (including reasonable attorneys' fees and costs) the Bank incurs or sustains by reason of or in connection with the placement of any endorsement(s), printing or other marking(s) (for example, carbon bands, preprinted information or a blackout area) outside the Endorsement Area at the time the check was issued or deposited by you to your account which interfere with a depositor y bank's endorsement and the return of the check.

11) Withdrawals Generally

Your ability to withdraw funds from your account(s) is further explained in Section 14 "Funds Availability Disclosure." Subject to these General Terms you may withdraw funds by presenting a properly signed Bank withdrawal slip, issuing a check or using an "ATM Card." The words "ATM Card" or "Card," shall mean the plastic card issued to you by the Bank which can access the account you designate and includes any replacement card the Bank, in its discretion, may issue.

a) Use of Checks to Withdraw Funds: You agree that all checks you use to withdraw funds from those of your account(s) from which you may issue checks will be in a form satisfactory to the Bank. You will not issue checks on any of your accounts which are dated any date after the day you issue same ("postdated checks"). The Bank has the right to treat a postdated check as if it were dated on the day of receipt and may pay it on that day. The Bank may disregard information on a check that is not necessary for purpose of collecting and/or paying on such check, such as extraneous legends which cannot be acknowledged by the Bank's check processing system.

b) Stale Checks: The Bank, in its sole discretion, may elect to pay or dishonor a check that is more than six (6) months old without prior notice to you.

c) Substitute Checks and Your Rights: Some or all of the checks that you receive back from us may be substitute checks. This Section 11(b) describes rights you have when you receive substitute checks from us. The rights in this Section 11(b) do not apply to original checks or to electronic debits to your account. However, you have rights under other laws with respect to those transactions.

(i) What Is a Substitute Check? To make check processing faster, federal law permits banks to replace original checks with "substitute checks." These checks are similar in size to original checks with a slightly reduced image of the front and back of the original check.

GTACS - JUNE 22
05

06G TA C S - JU N E 22 The front of a substitute check states: “This is a legal copy of your check. You can use it the same way you would use the original check.” You may use a substitute check as proof of payment just like the original check. Some or all of the checks that you receive back from us may be substitute checks. This Section 11(b) describes rights you have when you receive substitute checks from us. The rights in this Section 11(b) do not apply to original checks or to electronic debits to your account. However, you have rights under other laws with respect to those transactions. (ii) What Are My Rights Regarding Substitute Checks? In certain cases, federal law provides a special procedure that allows you to request a refund for losses you suffer if a substitute check is erroneously posted to your account (for example, if you think that we withdrew the wrong amount from your account or that we withdrew money from your account more than once for the same check). The losses you may attempt to recover under this procedure may include the amount that was withdrawn from your account and fees that were charged as a result of the withdrawal (for example, bounced check fees). The amount of your refund under this procedure is limited to the amount of your loss or the amount of the substitute check, which- ever is less. You also are entitled to interest on the amount of your refund if your account is an interest-bearing account. If your loss exceeds the amount of the substitute check, you may be able to recover additional amounts under other law. If you use this procedure, you may receive up to $2,500 of your refund (plus interest if your account earns interest) within 10 busi- ness days after we received your claim and the remainder of your refunds (plus interest if your account earns interest) not later than 45 calendar days after we received your claim. We may reverse the refund (including any interest on the refund) if we later are able to demonstrate that the substitute check was correctly posted to your account. (iii) How Do I Make a Claim for a Refund? If you believe that you have suffered a loss relating to a substitute check that you received and that was posted to your account, please contact us at (212) 704-5500. You must contact us within 40 calendar days of the date that we mailed (or otherwise delivered by a means to which you agreed) the substitute check in question or the account statement showing that the substitute check was posted to your account, whichever is later. We will extend this time period if you were not able to make a timely claim because of extraordinary circumstances. Your claim must include: • A description of why you have suffered a loss (for example: you think the amount withdrawn was incorrect); • An estimate of the amount of your loss; • An explanation of why the substitute check you received insuf- ficient to confirm that you suffered a loss; and • A copy of the substitute check or the following information to help us identify the substitute check: (identifying information, for example the check number, the name of the per son to whom you wrote the check, the amount of the check). d) Right of Bank to refuse to permit withdrawal: The Bank will not pay and it will return any check drawn from your account (i) for which there are insufficient, unavailable or uncollect- ed funds, (ii) which is incomplete or not properly drawn or signed, or (iii) which is not in a form satisfactory to the Bank. The Bank may also refuse to pay checks drawn on your account or any other withdrawal request in cases such as, but not limited to, the following: (A) the withdrawal is for less than the minimum permitted by the Bank for the particular account; (B) the withdrawal would consist of funds that are not yet available for withdrawal; (C) the Bank has been ordered by a court or other legal process (such as a levy, execution or restraining notice) not to permit the withdrawal; (D) the Bank is aware of any dispute relating to the account, unless a court has ordered the Bank to permit the with- drawal; (E) the Bank has some concern about fraud or irregularity; (F) someone, who the Bank believes is authorized to act for one or all account owner s, directs the Bank not to permit the withdrawal; (G) the signature(s) on the check or withdrawal request does not compare favorably with the specimen signature(s) on the records of the Bank for the account; (H) the check or withdrawal request has not been presented with any or all of the required signatures; (I) an equipment problem at the Bank prevents determining wheth- er there are sufficient funds available to permit the withdrawal; (J) the Bank has exercised its right to require prior notice of an intended withdrawal from the account as stated in these General Terms; (K) any document (such as a check or withdrawal request supplied by the Bank) or identification the Bank or the law requires in connection with the withdrawal has not been presented to the Bank; and (L) the account is a Certificate of Deposit which has not matured or the withdrawal is requested more than ten (10) days after such account has been automatically renewed. e) Right of Bank to Require Prior Notice of Withdrawal: As required by applicable Federal law, the Bank reserves the right to require that you give it written notice seven (7) days before the date you intend to make any such withdrawal. f) Basic Account(s); Personal Checking Account(s); NOW Accounts; Super NOW Account(s): You may withdraw funds from your Basic Account(s), Personal Checking Account(s), your NOW Account(s) and your Super NOW Account(s) by using checks corresponding to the account from which you wish to withdraw funds. If you received an ATM Card for each of your Basic Account(s), Personal Checking, NOW or Super NOW Account(s), you may withdraw funds from such accounts by using the ATM Card designated to access the account from which you wish to withdrawn funds in accordance with the ATM Card provisions in these General Terms. g) Money Market Account(s): You may withdraw funds from your Money Market Account by using checks corresponding to such account. Withdrawals from your Money Market Account may not be made for less than the minimum amount permitted from time to time, as specified on the Bank’s then current fee schedule.

07G TA C S - JU N E 22 You understand that U.S. federal regulations limit the maximum number of preauthorized automatic transfers, checks, transfer s you orally requested (whether by telephone or otherwise), or other transfer s of funds to another account you may have at the Bank or elsewhere or to any third party that you can make from your Money Market Account during a Statement Cycle Period to six (6), of which no more than three (3) may be made in the form of a check, draft or similar instrument to third par ties, whether negotiated in or out of the Bank during a Statement Cycle Period. You further understand and agree that if you exceed these limits, the Bank may charge you a fee and will close your Money Market Account and transfer the balance to a NOW Account or a Checking Account. There is no limitation on the number of withdrawals that may be made payable directly to you, provided such withdrawals are made in per son or if by mail, or messenger, accompanied by a written request with an original signature. If you have an ATM Card and have designated your Money Market Account for access by such ATM Card, then you can make an unlimited number of withdrawals from such Money Market Account and transfer s to another account of your s at the Bank which has been linked to this Money Market Account if such automatic teller machine (“ATM”) accepts such ATM Card and permits such transfers. 12) Overdraft Should the Bank, in its sole discretion, notwithstanding that there are insufficient funds in your account, (a) pay any item or complete an order or instruction from you to pay a third party, or (b) charge to your account any or all other advances the Bank may have made for, or on your behalf, the Bank may create an “overdraft loan” in such account. Upon creating an overdraft loan in your account, the Bank will mail a notice to you at your last known address as shown on the Bank’s records unless you have requested Hold Mail Services (see Section 37), advising of the amount of the overdraft loan and the then applicable interest rate on such overdraft loan, which rate shall at no time exceed the maximum rate permitted by applicable law. The Bank may change the applicable interest rate from time to time and without prior notice to you. You may obtain the applicable interest rate by contacting the Bank. You agree to pay all such overdraft loans, together with interest thereon, in full, upon the Bank’s demand. You may pay all or some of the overdraft loan, together with interest, at any time prior to the Bank’s demand. You understand and agree that the Bank shall have the right, in its discretion, to transfer funds from any other account you may have with the Bank or any of its affiliates to pay all overdraft loans and applicable interest. You authorize the Bank to charge your account, at such time or times as the Bank determines (generally, monthly), for accrued and unpaid interest on such overdraft loans. All payments received by the Bank from you, on your behalf or for your account and any amounts deposited or credited to your account, may be applied by the Bank to the payment of any of your Obligations (as defined in Section 15), in such order or priority as the Bank in its sole discretion shall deter- mine. If an acknowledgment of credit and security agreement has been executed and delivered to the bank in connection with your account, you understand and agree that the foregoing payment rights are in addition to and not in limitation of the Bank’s rights to payment and to any collateral under the credit and security agreement. 13) Stop Payment Orders If you do not want us to pay a check you have issued from your account(s), you must provide the Bank with a stop payment order with sufficient time for the Bank to process and act upon such order. We will take reasonable and customary steps to stop payment on a check on which you have placed a stop payment order if you have accurately identified the check number, name of the payee, amount and account number of the check and we received the stop payment order with sufficient time to process and act upon such order. If we pay a check on which you placed a stop payment order, you under- stand and agree that we will not be responsible for such payment if (a) we acted in a commercially reasonable manner, (b) we did not have the opportunity to process and act on your stop payment or- der, including with respect to checks presented by electronic means, which we must return in less time than that normally given for physically presented checks or (c) with respect to stop payment order s you deliver orally, the check information as recorded by the Bank does not accurately identify the check you did not want the Bank to pay. Stop payment order s you deliver orally will be honored by the Bank for four teen (14) days from the date we receive such oral stop payment order. Written stop payment order s and written confirmations of oral stop payment order s will be honored by the Bank for six (6) months beginning on the date we receive such written stop payment order or confirmation. All written stop payment order s must be on the Bank’s Stop Payment Order Form, which you may obtain from the Bank. You should confirm any oral stop payment order s by delivering a completed Stop Payment Order Form to the Bank by or before the business day following the date you placed your oral stop payment order. The Bank may honor your oral stop payment order, notwithstanding your failure to confirm same in writing. 14) Funds Availability Disclosure Federal and state laws require banks to make funds available for withdrawal within certain periods of time. The funds availability dis- closure provides information which you should use to determine when funds deposited in your demand deposit account(s) (such as a checking account) will be available for withdrawal. While the Bank’s policy is to make funds available in an expeditious manner, the Bank delays the availability of deposited funds until the deposited items clear. During the delay you may not withdraw the funds in cash and we will not use the funds to pay checks that you have written. You can determine when funds will be available by referring to the most current funds availability disclosure provided to you by your account officer and/or the bank’s website. 15) Liens and Set Off You understand and agree that the Bank has a continuing lien on all your property (including deposits and securities) in the Bank’s possession or control. Bank may apply as much of the balance in your account(s) as may be necessary at any time to satisfy the amount of any and all debts or obligations you may owe the Bank (“Obligations”). You further understand and agree that the Bank may, by public or private sale, at its discretion, sell your property which is in its possession, but which is not a deposit account and use the funds from such sale to satisfy your Obligations. If the account is a joint account, each owner is deemed to have consented to the application of the full amount on deposit, or any portion thereof, to the payment of any and all Obligations of any one owner regardless of the amount of each owner’s contribution to the account.

08G TA C S - JU N E 22 16) Appointment of Attorneys-in-Fact You may appoint any per son(s) as your attorney(s)-in-fact, to give the Bank instructions regarding your account or take such other actions as you may authorize pursuant to a validly executed Power of Attorney. Forms of Power s of Attorney are available at your request. You un- derstand and agree that: (a) these General Terms shall apply to the attorney(s)-in-fact you designate in the same manner as they apply to the account owner(s); (b) unless otherwise required by law, the Bank may, at any time and in its sole discretion, decline to honor any instrument or document purporting to constitute a Power of Attorney or other authorization granted by you to any other per son(s); (c) if the Bank determines to honor any Power of Attorney or other authorization it receives from you, the Bank shall be entitled to rely thereon and shall not be liable to you, the attorney(s)-in-fact or any third party in any way for acting in reliance thereon; (d) any and all actions, when taken, and any and all agreements, instruments and documents, when executed, by such attorney(s)-in-fact pursuant to the terms of an applicable Power of Attorney or other authorization the Bank has determined to honor shall be deemed by the Bank to be your s and shall be binding upon you as if you had taken such action or executed such agreements, instruments and documents; and (e) if the Bank has determined that it will honor a Power of Attorney or other authorization, it may continue to do so unless and until it receives written notice from you that you have revoked such Power of Attorney or other authority or it has received notice that you have died or been deemed incapacitated and, in each case, it has had sufficient time to act on such notice. 17) Dormant Accounts Abandoned Property Policy Safra National Bank of New York is required to comply with all applicable state Unclaimed Property Laws. As such, your account is subject to the rules of the jurisdiction in which your assets are maintained. These rules require the bank to surrender accounts considered “dormant” to the State Comptroller based on the last known domestic address, if known, or if unknown or foreign, to the state of the branch where your account is maintained. Any claims to recover such surrendered assets are solely the responsibility of the account holder. The bank may, at its discretion, impose fees associated with the processing of dormant and unclaimed property. 18) Bank’s Obligations Upon Your Death Subject to the terms and conditions applicable to joint accounts, upon the death of an account owner, the Bank will not release the balance in the account, or any par t thereof, or any other assets of the decedent in the possession of the Bank until it has received a certified copy of the death certificate and such other documentation, including, without limitation, evidence satisfactory to the Bank of the authority of the representative or beneficiaries to receive such funds or assets, which the Bank may, in its sole discretion, require or which may be required by applicable law. You understand that the Bank will have no obligation to release such balance or any par t thereof or any assets of the decedent, unless and until the Bank is fully satisfied, in its sole discretion, that it will not be liable to the estate or any beneficiaries of the decedent, any third par ties or any governmental agencies, including without limitation any taxing authorities, in connection with such funds or assets. 19) Account Not Assignable The Bank does not generally and has no obligation to permit the assignment or transfer of any account to any third party. The Bank may, in its sole discretion, permit such an assignment or transfer if upon receipt of written instructions satisfactory to it from you together with such other information, including, among other things, evidence of the identity of the assignee or transferee, as the Bank may deem necessary. If such an assignment or transfer is approved by the Bank, it will become effective after the Bank has recorded the assignment on its books and records. 20) Closing an Account You may close your account(s) at any time by providing the Bank with written notice identifying the date as of when the account(s) will be closed. The Bank may, in its sole discretion, close your account(s) upon written notice to you by e-mail or other deliver y service at its option identifying the date as of which the account(s) will be closed. Any items presented to the Bank subsequent to such closing date may be returned unpaid, and the Bank may refuse to accept any deposits, collect any items, or transact any other matters relating to such account, all without any liability to you or any third par ties for such non-payment. At the time of any such closing, or within a reasonable time thereafter, the Bank may, at your sole risk, mail to you at your last known address as shown on the Bank’s records, a check representing the balance in the account as of the closing date less any amounts due to the Bank in connection with the account, provided, however, that if you have requested Hold Mail Services in connection with your account(s), the check and any other documents pertaining to the account(s) and the termination thereof, shall be held at the Bank in accordance with Section 37(b). You agree that the Bank, its officers, directors, and authorized agents shall have no liability for any loss suffered by you if the check is mailed but not received by you. 21) Privacy Policy Individuals At the Bank we have always recognized the importance of protecting an individual’s privacy. That is why we want you to understand how we protect your privacy when we collect and use information about you, and the measures we take to safeguard that information. Recent federal legislation requires that all financial institutions provide their customers who are individuals with a statement detailing the institution’s policies and practices related to the sharing of financial information. a) Security of Information: Except as otherwise noted in Section 21(d), only authorized employees of the Bank will have access to your non-public personal information for the performance of their job duties. In compliance with federal regulations, we maintain physical, electronic and procedural security measures to safeguard your non-public personal information. b) Non-Public Personal Information Collected: The Bank ob- tain(s) non-public personal information about you from the following sources: (i) applications and forms you complete in connection with any of the Bank’s products and services, in- cluding your account which contain information such as your name, address, social security number, age and income;

09G TA C S - JU N E 22 (ii) credit bureaus, including information pertaining to your creditworthiness and payment history; (iii) sources we may contact to verify representations made by you, such as your employment history and deposit relationships with oth- er financial institutions; and (iv) companies affiliated with the Bank, in connection with transactions with us or any of such affiliates. c) Information Collected via Activity on Our Web site: When you browse the Bank’s website and have not registered for any online service from us, personally identifiable information – such as your name, address, phone number, and e-mail address – is not collected. However, we track how our site is used by both visitors and our registered customers. One way we track is by using a small string of text that is sent to your browser known as a “cookie.” Cookies collect information that includes the server your com- puter is logged onto, your browser type (for example, Netscape or Internet Explorer), and whether you respond to one of our banner ads from outside our site. A cookie cannot retrieve any other data from your hard drive, pass on computer viruses, or capture your e-mail address or any other personally identifiable information. Using cookies enables us to recognize your computer if you or some- one else using your computer returns to our site, and to keep track of the pages on our site that you or another user of your computer visit, and whether or not you or another user of your computer respond to certain banner ads or special offers. We use this information to help us present more relevant offers and information. You can adjust your computer browser settings so that you are informed when a cookie is being placed on your browser. You can also set your browser to decline or accept all cookies. If you choose to register for an online service, however, you must accept cookies in order to access our website pages that enable you to view your confidential account information. These cookies are essential for site administration and security. Whether or not you are a registered user on our site, if you apply for our services on the bank’s website, we may request that you provide your name, address, telephone number, e-mail address, and other personal information in order to provide the product or service to you or to process your application for the product or service. And, if you receive an e-mail offer from us, we record whether you “click through” to view or respond to the offer. We hire other companies to place our banner ads on other web- sites and to perform tracking and reporting activities (“thirdparty advertisement servers”). They do not collect personally identifiable information in doing this work for us, and we do not give any per- sonally identifiable information to them. Third-party advertisement servers are subject to their own privacy policies. d) Disclosure of Information: We do not disclose any non-public personal information about you except as permitted by law. We do not sell your non-public personal information to other companies for any independent marketing purposes. We are permitted under law to disclose your non-public personal information to third par ties that have been retained by the Bank to perform services necessary for the operation or maintenance of your account(s) (such as check printing, loan processing and data entry) and credit bureaus. We may also disclose nonpublic per- sonal information (as detailed above) to third par ties performing marketing services and to non-financial companies, such as those performing legal and accounting services, on our behalf. All par ties with whom the Bank shares non-public personal information about you or your account(s) are required to maintain the confidentiality of such information. The Bank may honor all legal process, including subpoenas, served on it against you or your account(s) at any of its offices, in any state, regardless of the state in which your account(s) is (are) maintained. You understand that the Bank may be prohibited by any such legal process from notifying you that it has received and/ or is complying with same. You also understand that the Bank will disclose non-public personal information to the appropriate par ties, in compliance with all applicable laws. You understand that the Bank shall not be liable to you for any disclosure of non- public information it made in response to any legal process or in compliance with applicable law, including, among others, federal anti-money laundering legislation. e) Use of Your E-mail Address: We may use your e-mail address to send you occasional updates about our products and services, our marketing offers, and service notifications related to your account(s). You may decline to receive e-mail offers from us at any time. We do not share your e-mail address with other companies for them to market their products or services to you. When we hire vendors to deliver e-mails to you on our behalf, they cannot use your e-mail address for any other purpose. To make our e-mail offer more relevant to you, we may use infor- mation you provided in your initial transaction with us, in surveys, from information we have about you as a customer and informa- tion available from external sources such as census bureau data. When we send e-mail to you, we may be able to identify infor- mation about your e-mail address, such as whether you can view graphic-rich HTML e-mail. If your e-mail address is HTML-enabled, we may choose to send you graphic-rich HTML e-mail messages. You may also receive e-mail offers from another company for our products and services if you have actively requested that the company send you offers from its partners and/or advertisers. We do not provide these companies with personal information about you. To decline offers from other companies who may send offers on our behalf, follow the instructions provided by that company. We do not disclose any non-public information about you to any other third parties, except as permitted by law. If you decide to close your account(s) or your account(s) becomes dormant, we will continue to adhere to the privacy practices de- scribed herein.

10G TA C S - JU N E 22 22) Electronic Funds Transfers The phrase “Electronic Funds Transfer” or “EFT” means the transfer of money to or from an account at the Bank with an ATM Card (as that term is defined below), via wire transfer under certain circumstances or by way of a direct deposit. The following provisions explain the applicable rules with respect to each type of Electronic Funds Transfer. a) In Case of Errors or Questions About Your Electronic Funds Transfers: Call the telephone number on your account statement or (212) 704-5500 on any business day between the hours of 9 a.m. and 5 p.m. Eastern Standard Time. You may also write to us at: Safra National Bank of New York, Customer Service, 546 Fifth Avenue, New York, New York 10036, if you think your account statement or receipt from an EFT is wrong or if you need more information about an EFT listed on the account statement or receipt. We must receive your inquiry or comment no later than sixty (60) days after we sent the FIRST account statement on which the prob- lem or error appeared. When reporting any such error or raising any concern, you must provide to us with (i) your name, (ii) the account number of the subject account, (iii) the dollar amount of the suspected error, (iv) a description of the error or the basis of your concern, and (v) an explanation of why you believe an error has occurred or why you need more information or clarification. If you advise us orally, we may require that you send us your concern or question in writing within ten (10) business days of the date of your oral report. We will advise you of the result of our investi- gation within ten (10) business days after we hear from you and will, if it is within our power to do so, correct the error promptly. If we need more time, however, we may take up to forty-five (45) days to investigate your claim or answer your questions or up to ninety (90) days for point of sale and foreign initiated transactions, if any, with respect to ATM Cards. If we request additional time to complete our inquiry, we will credit your account within ten (10) business days for the amount you think is in error, so that you will have the use of the funds during the time it takes us to complete our investigation. If we ask you to convey your complaint or question in writing and we do not receive it within ten (10) business days after our request, we may not credit your account. If we decide that there was no error, we will send you a written explanation within three (3) business days after we complete our investigation and deduct from your account the amount we credited to your account, if any, during our investigation. You may obtain copies of the documents that we used in our investigation from the Bank. b) Special Rule for New Accounts (During the First Thirty (30) Days After Opening): Upon receipt of your claim/question during this initial period, we have up to twenty (20) business days to advise you of the results of our investigation or we will credit your account for the amount you believe is in error until we complete our in- vestigation which will be within ninety (90) days. Claims/ questions received after this initial thirty (30)-day period will be subject to the standard rules set for th in Section 22(a). c) Charges for Transfers or Right to Make Transfers: The fees for Electronic Funds Transfers are stated in the Bank’s then current fee schedule, which schedule includes minimum balance requirements and other restrictions which apply to certain account(s) which may limit your ability to make Electronic Funds Transfers. d) Rules Applicable to ATM Cards: The word “PIN” means a “personal identification number” which was or is being issued to you to use with your ATM Card and which is required in order to use any such ATM Card. (i) Types Of Available Electronic Funds Transfers and Limits On Transfers using ATM Cards: You may use your Card to access those accounts which you have designated for the following transactions up to the limits specified in the Section 22(d)(ii) “Limitations on Frequency of Transfers and Dollar Amounts.” You may make with- drawals from accounts, inquiries as to account balances or available balances, and transfers between accounts at ATMs that are a par t of the New York Cash Exchange (“NYCE”) network and accept such transactions. Some of these services may not be available at all ATMs. (ii) Limitations on Frequency of Transfers and Dollar Amounts: You may withdraw the maximum amount specified in the Bank’s then current fee schedule during the period of time from approximately 8:00 a.m. from one day to approximately 8:00 a.m. of the following day (a “Transaction Period”). For example, from approximately 8:00 a.m. on Friday to approximately 8:00 a.m. on Saturday is considered a Transaction Period. (iii) Use Of Card: Your Card cannot be used at any ATM within the NYCE system until you receive a PIN. Your PIN acts as your signa- ture at the ATM. For your protection, you should memorize your PIN and not keep any notation of your PIN on or with your Card. Your Card is for your personal use only. You agree not to give your Card or PIN to anyone else. If you do, you will be responsible for any funds withdrawn or transferred from your account by use of the Card by such person. (iv) Liability For UnauthorizedTransfers and Obligation to Report Promptly: Tell us AT ONCE if you believe your Card has been lost or stolen. Telephoning is the best way of minimizing your possible losses. You could lose all the money in your account if you do not advise us as follows in the event that you lose your Card. If you call us within two (2) business days after you learn of the loss or theft of your Card, you can lose no more than $50 in your account if someone used your Card without your permission. If you do NOT tell us within two (2) business days after you learn of such loss or theft, and we can prove that if you had told us in a timely manner we could have stopped the use of your Card without your permission, you could lose as much as $500 from your account. Notwithstanding the time periods available for reporting errors in account statements as provided in Section 7 “Account Statements,” if you receive an account statement showing an ATM transfer that you did not make and you do not tell us within sixty (60) days after you receive such account statement, you may not get back any of the funds transferred if we can prove that we could have stopped someone from taking the funds had you told us in time. If we believe you had a good reason for not telling us during the applicable time frame, we may extend such time frame. If you believe that someone has transferred or may transfer funds from your account(s) without your permission, call Customer Service at: (212) 704-5500, Monday through Friday, between the hours of 9:00 a.m. and 5:00 p.m. Eastern Standard Time or write the Bank at: Safra National Bank of New York, ATM Customer Service, 546 Fifth Avenue, New York, New York 10036.

11G TA C S - JU N E 22 (v) Disclosure of Account Information to Third Parties: We will disclose information to third par ties about your account or a transfer or withdrawal you make: (A) if it is necessary to complete the transaction; (B) in order to verify the existence and condition of your account for a third party such as a credit bureau; (C) in order to comply with governmental agency or court orders; (D) if you give us your written permission; or (E) to investigate a claim of error made by you, or a question you have raised, concerning an ATM transfer. (vi) Right to Receive Documentation of Transfers: You can obtain a receipt at the time you make any transfer to or from your account(s) when you use any ATM. If there is a conflict between the receipt and the Bank’s records, the Bank’s records shall be presumed to be correct. We will report all Electronic Funds Transfers that occur during a Statement Cycle Period in the applicable account statement. (vii) Joint Accounts: If your account is a joint account, each owner of the account who applies will be given a separate ATM Card and PIN. The Bank’s rules regarding the ability of joint account owners to withdraw funds from the account apply to the use of ATM Cards by co-tenants of a joint account. e) Rules Applicable to Preauthorized Deposits Verification: If you have arranged to have preauthorized Electronic Funds Transfers, hereinafter referred to as “Direct Deposits” (such as payroll or social security deposits) made to your account at least once ever y sixty (60) days from the same person or company on any business day, you may contact the Bank during regular business hours in order to find out whether or not the deposit has been made. The Bank will perform this service subject to the following provisions: (i) Documentation of Credit Transfers: (A) In case of a payroll transfer, if the Payor (your employer for example) furnished you with an earnings statement each payday, such earnings statement will be your record that a Direct Deposit has been initiated by the Payor ; and (B) your account statements will also reflect such Direct Deposits. (ii) Processing of Direct Deposits: The Bank will credit your account with the amount of the Direct Deposit on the day the funds are received from the Payor. (iii) Errors and Questions: Please follow the procedures set for th in Section 22(a) “In Case of Errors or Questions About Your Electronic Funds Transfers.” (iv) Disclosures of Telephone Number and Address to be Notified in Event of Unauthorized Transfer: If you believe someone has transferred or may transfer money from your account without your permission, call the branch office of the Bank at which your account is maintained or write to the Bank at the address provid- ed in Section 22(a) “In Case of Errors or Questions About Your Electronic Funds Transfers.” (v) Disclosure of Account Information to Third Parties: The Bank will disclose information to third par ties about your account or the Direct Deposits you receive: (A) where it is necessary for completing the Direct Deposit; (B) in order to verify the existence of your account to a third party, such as the Payor ; (C) in order to comply with government agency or court orders; (D) if you give the Bank your permission; or (E) to investigate a claim of error made by you, or question you may have raised concerning a Direct Deposit. (vi) Changes: The Bank may, from time to time, change the terms of these conditions by written notice to you by e-mail, posting a notice on its proprietary website, or such other method of deliver y it may select, at its option, at your last known address as shown on the Bank’s records unless you have requested Hold Mail Services. (See Section 37.) (vii) Right To Terminate Your Preauthorized Electronic Transfer Authorization: You have the right to terminate a Direct Deposit by sending a written notice to the person or company originating the payment. f) Rules Applicable to Preauthorized Withdrawals Right To Stop Payment: If you have told us in advance to make regular with- drawal (payments) out of your account, you can stop any of these withdrawals by calling the Bank at (212) 704-5500 in time for us to receive your request no less than three (3) business days before the withdrawal is scheduled to be made. If you call, we may also require you to put your request in writing and mail it to the Bank at Safra National Bank of New York, Customer Service, 546 Fifth Avenue, New York, New York 10036 within four teen (14) days after your call. (i) Notice of Varying Amounts of Preauthorized Withdrawals: If a preauthorized withdrawal (payment) out of your account may var y in amount, the per son or company you are going to pay should advise you pursuant to the terms of your agreement with such per son or company before each withdrawal as to when it will be made and how much it will be. You and the per son or company may agree that you will get this notice only when the withdrawal will differ by more than a certain amount from the previous withdrawal, or when the amount will fall outside certain limits that you have established. We will have no obligation to advise you if the amount of a preauthorized withdrawal varies from any prior withdrawals. (ii) Our Liability for Failure to Stop Payment of Preauthorized Withdrawals: If you order us to stop a preauthorized withdrawal (payment) from your account no less than three (3) business days or more before the transfer is scheduled to occur, and we do not do so, we will be liable for your losses or damages, provided the Bank is not otherwise exempt from liability under certain circumstances, including those provided in Section 22(g) “Liability for Failure to Make Electronic Funds Transfers.” (iii) Miscellaneous: The rules applicable to preauthorized deposits shall be applicable to preauthorized withdrawals to the extent they are not inconsistent with the rules provided herein for Preauthorized Withdrawals.

12G TA C S - JU N E 22 g) Liability For Failure To Make Electronic Funds Transfers: If we do not complete an Electronic Funds Transfer or a wire transfer to or from your account(s) on time or in the correct amount according to our agreement with you, we will be liable for your losses or damages. We will, however, NOT be liable to you under certain circumstances, including, without limitation, if: (i) through no fault of the Bank, you do not have enough money in your account(s) to make the transfer ; (ii) the ATM from which you were making the transfer does not have sufficient cash to effect the transfer ; (iii) the ATM or ATM Card is not working properly, and you knew about the breakdown when you star ted the transfer ; (iv) circumstances beyond our control (such as, among other things, fire or flood) prevent the transfer, despite reasonable precautions taken by the Bank; (v) under applicable law, regulations or agreements, we are not authorized or permitted to complete the transfer ; and (vi) any other circumstances set for th in these General Terms. 23) Wire Transfers You agree and understand that if you wish to make a wire transfer from your account(s), the following rules and procedures shall apply: a) Rules Applicable to Wire Transfers; Notice of Errors: We reserve the right for any reason, which need not be disclosed, to refuse to send or receive a wire transfer which you instructed the Bank to effect. If you provide us with instructions to transfer funds from your account, you must provide us with the correct account name and number of the intended recipient and identifying number(s) of any bank(s) to which or through which the funds are to be transferred and any additional information that we may, in our sole discretion, require. Banks frequently make payments automatically on the basis of such numbers without verifying that such numbers identify the intended recipient. Thus, unless you supply the proper information, we cannot be responsible for the failure of the funds to reach the intended recipient. We will disclose information to third par ties about your account or the transfer or withdrawal you make: (i) if it is necessary to complete the transaction; (ii) in order to verify the existence and condition of your account for a third par ty such as a credit bureau; (iii) in order to comply with governmental agency or court orders; (iv) if you give us your written permission; or (v) to investigate a claim of error made by you, or a question you have raised, concerning a wire transfer. All requests for transfers in connection with your account(s) must comply with the procedures for wire transfers set for th in these General Terms. You acknowledge and agree that you must provide the Bank with written notice of any errors, discrepancies, inaccuracies or irregu- larities with respect to wire transfers within one (1) year of your receipt of an account statement indicating such error, discrepancy, inaccuracy or irregularity. If you fail to give the Bank the forego- ing written notice within the specified time period, the account statement shall be deemed correct for all purposes and binding upon you, and the Bank shall not be liable to you for any reason, including, without limitation, any payments made and charged to your account or any other actions taken by the Bank as identified in such account statement. You agree that you will not take any action against the Bank with respect to any unauthorized wire transfer, unless you gave the Bank the foregoing written notice within the specified time period. b) Time for Making Request: Subject to the procedures described in Section 9 and to any delay resulting from the Bank’s adhering to its verification procedures as described in Section 23(c) (the “Verification Procedures”) with regard to requests for wire transfers in an amount equal to or greater than the amount specified in the Bank’s current fee schedule (“Wire Transfer Verification Amount”) which are made orally, by telephone, by facsimile, through the Bank’s website, or via e-mail instructions, the Bank shall take commercially reasonable steps to complete wire transfers (i) on the business day on which such request is received by the Bank if the Bank receives the request before 1:30 p.m. Eastern Standard Time; and (ii) on the next business day if the request is received by the Bank at or later than 1:30 p.m. Eastern Standard Time. With regard to wire transfers in amounts which are less than the Wire Transfer Verification Amount, the Bank may, in its sole discretion, and as provided in Section 23(a), either honor requests you make orally, by telephone, by facsimile, through the Bank’s website, or via e-mail (with or without applying the Verification Procedures, the applica- tion of which is subject to the Bank’s sole discretion), or refuse to make such wire transfers for any reason. The Bank will notify you if it determines not to make a requested wire transfer. c) Verification Procedures: You agree and understand that if you request a wire transfer in an amount equal to or greater than the Wire Transfer Verification Amount orally, by telephone, by facsimile, through the Bank’s website or by e-mail, the Bank will apply such commercially reasonable security procedures as it deems appropriate to confirm that the request was a bona fide request made by you that may include, without limitation, (i) a call to you at a telephone number and (ii) a requirement that you deliver to it written instructions confirming the request. In the case of a request for a wire transfer received by the Bank after 1:30 p.m. Eastern Standard Time, if the Bank is unable to contact you or does not receive the requested written instruction, as the case may be, before the close of the business day following the business day on which it received your request, the Bank will not make the requested wire transfer. In the case of a request for a wire transfer received by the Bank prior to 1:30 p.m. Eastern Standard Time, if the Bank is unable to contact you or does not receive the requested written instruction, as the case may be, before the close of the business day on which it received your request, the Bank will not make the requested wire transfer. You understand that in the case of subsection (i), even if the Bank is able to contact you, it may, in its sole discretion, require you to deliver written instructions to it before any wire transfer will be implemented. You further understand that in all cases the Bank may, in its sole discretion, refuse to make any wire transfer for any reason. d) Limitation of Liability: You assume, and agree to hold harmless and indemnify the Bank, its officers, directors, and authorized agents from all liability, including, without limitation, any and all claims, losses, damages, costs (including attorneys’ fees and costs) or expenses arising or resulting, directly or indirectly, out of or in connection with any wire transfer requested by you orally, by telephone, by facsimile, through the Bank’s website, or by e-mail transmission, including, without limitation, (i) all risks involved in connection with communications to or from us hereunder, includ- ing, without limitation, delays or errors in transmission, in iden- tifying or locating you or your agents, in your failing to provide accurate and valid identifying numbers in your instructions to us, or in the translation or interpretation of terms and provisions,

13G TA C S - JU N E 22 technological malfunctions and failure of mail, hand deliver y or other mode of communication; and (ii) any action or inaction of the Bank with respect to any wire transfer request made by you, including, without limitation, the Bank’s refusal to make the wire transfer for any reason, except any claims, losses, damages, costs or expenses arising from the Bank’s willful misconduct or gross negligence. 24) Governing Law Each account is subject to certain federal laws, rules and regulations, and their interpretations. If such laws, rules, regulations or interpreta- tions do not address a particular issue, the laws of the State of New York shall be deemed to apply. Each account is also subject to these General Terms, including any amendments thereto, and any other rules the Bank may impose from time to time. 25) Dispute Resolution; Attorneys’ Fees; Bank’s Rights a) If any dispute, controversy or claim (“Claim”) arising out of or relat- ing to any business relationship between you and the Bank cannot be settled through direct discussion with the Bank, and except as otherwise set for th in Section 25(b), such Claim shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. In no event shall an arbitration be commenced if the commencement of legal or equitable pro- ceedings on such Claim would be barred by the applicable statute of limitations. All arbitration hereunder shall be conducted in the State of New York in English. Any decision or award rendered by the arbitrators shall be final and binding on you and the Bank, and a judgment may be entered thereon in any court of competent jurisdiction. The Bank and you acknowledge and agree that (i) each hereby consents, for itself, to the jurisdiction of the State of New York for all purposes relative to an arbitration and the entry of judgment; (ii) except as otherwise provided in Section 25(b), each hereby waives, for itself, pursuant thereto, the right to seek remedies in court, including, without limitation, a trial by jury and punitive damages; (iii) arbitration is final and binding; (iv) pre-arbi- tration discover y is generally more limited than and different from court proceedings; (v) the award of the arbitrator(s) is not required to include factual findings or legal reasoning and any party’s right to appeal or seek modification of rulings by the arbitrator(s) is strictly limited; and (vi) the arbitrator(s) may be individual(s) who was/were or is/are affiliated with the banking or securities industry. Any dispute regarding the arbitrability of a claim shall be decided by an arbitrator. b) The provisions of Section 25(a) notwithstanding, the Bank, if it so elects, may bring an action to enforce its rights or your obligations, or to resolve any Claim or counterclaim, arising hereunder in the courts of the State of New York or the United States District Court for the Southern District of New York, and you irrevocably consent to each such jurisdiction for the purpose of any such action. c) You agree to reimburse the Bank on demand for all losses, costs and expenses (including, without limitation, attorneys’ fees and expenses) incurred by the Bank and relating to the Account as a result of: (i) your failure to comply with this Agreement; (ii) disputes among owners, beneficiaries, heirs or others claiming an interest in the Account; (iii) any third party claim, notice or legal action regardless of its enforceability; (iv) any governmental or administrative investigation; or (v) any action taken by the Bank to resolve or comply with any Claim, dispute, investigation or to protect the Bank’s interest in connection with the Account and/or my relationship with the Bank. d) The Bank will not be responsible for any delay in crediting your account(s) for any deposit you make in accordance with its Funds Availability Policy or for any other action the Bank thinks reasonable. The Bank will not be responsible for any bank’s or other person’s negligence or failure to act, any delay in presenting any item for payment or for loss or destruction of any item. Nothing the Bank does, delays doing or does not do will constitute a waiver of its rights on that or any other occasion. 26) Legal Process a) Service of Process by Bank: Without affecting our right to serve legal process in any manner permitted by law, you irrevocably consent to the service of any and all process, including any no- tice of arbitration, with respect to any Claim by the mailing of copies of such process to your last known address shown on the Bank’s records. b) Other Legal Process Served on Us Against You or Your Account: You agree that we may honor all legal process served on us against you or your account(s) at any of our offices, in any state, regardless of the state in which your account is maintained. You further agree to reimburse the Bank for all attorney’s fees incurred in collecting any overdraft on the account(s), or in connection with any other litigation relating to the account(s) in which the Bank’s interest is adverse to yours. 27) FDIC Insurance The Bank is a member of the Federal Deposit Insurance Corporation (“FDIC”) and your account is insured up to the applicable FDIC limits. Only cash accounts and Certificate of Deposit accounts (excluding IBF products and sweep accounts) are insured by the Federal Deposit Insurance Corporation. Non-Deposit products (including but limited to, insurance products, annuities, mutual funds, and securities) are not bank deposits or FDIC insured, are not obligations or guaranteed by the bank, are not insured by federal governmental agencies, and are subject to investment risks, including possible loss of principal amount invested. 28) Basic Checking Accounts (U.S. Individuals Only) The following terms shall apply to each Basic Checking Account opened and maintained at the Bank. Basic Checking Accounts are only available to U.S. individuals. Entities should ask their account officer about Regular Business Checking Accounts. a) Minimum Balances: Minimum balances required to open and main- tain your Basic Checking Account are listed in the Bank’s current fee schedule. b) “Available Balance” means the amount of all funds which have been collected and made available by the Bank.

14G TA C S - JU N E 22 c) “Average Daily Balance” means the amount determined by adding the amounts on deposit in your the Basic Checking Account at the end of each day during the Statement Cycle Period and dividing the sum by the number of days in that Statement Cycle Period. The Average Daily Balance will be used by the Bank to determine whether certain fees and maintenance charges will apply. d) “Average Daily Available Balance” means the amount determined by adding the Available Balances on deposit in the Account at the end of each day in the Statement Cycle Period and dividing the sum by the number of days in the Statement Cycle Period. e) No Interest. Basic Checking Accounts will not earn interest. 29) Personal Checking Accounts The following terms shall apply to each Personal Checking Account opened and maintained at the Bank. Personal Checking Accounts are only available to individuals. Entities should ask their account officer about Regular Business Checking Accounts. a) Minimum Balances: Minimum balances required to open and maintain your Personal Checking Account are listed in the Bank’s current fee schedule. b) “Available Balance” means the amount of all funds in your Personal Checking Account which have been collected and made available by the Bank. c) “Average Daily Balance” means the amount determined by adding the amounts on deposit in your Personal Checking Account at the end of each day during the Statement Cycle Period and dividing the sum by the number of days in that Statement Cycle Period. The Average Daily Balance will be used by the Bank to determine whether certain fees and maintenance charges will apply. d) “Average Daily Available Balance” means the amount determined by adding the Available Balances on deposit in the Personal Checking Account at the end of each day in the Statement Cycle Period and dividing the sum by the number of days in the Statement Cycle Period. e) No Interest: Amounts on deposit in the Personal Checking Account will not earn interest. 30) NOW (Negotiable Order of Withdrawal) Accounts and Super NOW Accounts The following terms and conditions apply to each NOW and/or Super NOW Accounts opened and maintained at the Bank. NOW and Super NOW Accounts are only available to individuals and qualified nonprofit organizations. a) Minimum Balances: Minimum balances required to open and maintain your NOW and/or Super NOW Account and to earn interest are listed in the Bank’s current fee schedule. b) “Available Balance” means the amount of all funds in your NOW or Super NOW Account, as the case may be, which have been collected and made available by the Bank. c) “Average Daily Balance” means the amount determined by adding the amounts on deposit in your NOW or Super NOW Account, as the case may be, at the end of each day during the Statement Cycle Period and dividing the sum by the number of days in that Statement Cycle Period. The Average Daily Balance will be used by the Bank to determine whether certain fees and maintenance charges will apply. d) “Average Daily Available Balance” means the amount determined by adding the Available Balance on deposit in your NOW or Super NOW Account, as the case may be, at the end of each day in the Statement Cycle Period and dividing the sum by the number of days in the Statement Cycle Period. e) Interest: NOW and Super NOW Accounts begin to earn interest at a variable rate which may be changed daily by the Bank in its sole discretion, as further explained below, as of the commencement of the first complete Statement Cycle Period after the date on which such NOW or Super NOW Account is opened. The Bank will not use any index, schedule or formula to set, fix or calculate the interest rate. (i) Initial Interest Rate: You may obtain the interest rate that will apply to your NOW or Super NOW Account(s) from the date on which you open your Account until the Bank next changes the applicable interest rate from your Account Officer. Thereafter, the applicable interest rate and annual percentage yield can be obtained from the Bank. (ii) How Interest is Calculated and Credited: The Bank uses the daily balance method to calculate the interest on all NOW and Super NOW Accounts. The daily balance method applies a daily periodic rate to the principal in the account each day. Interest will accrue and be compounded daily, will be credited to your NOW and/or Super NOW Account at the end of the Statement Cycle Period in which it accrued, and will become available for withdrawal on the first business day of the next Statement Cycle Period. Accounts closed prior to the closing date of the Statement Cycle Period will not receive accrued interest. Interest on all deposits will begin to accrue on the day they are credited to the account. Interest will be reported to the U.S. Internal Revenue Service (“IRS”) for each calendar year in which interest is credited to the Accounts in ac- cordance with IRS regulations. 31) Money Market Accounts The following terms apply to Money Market Accounts opened and maintained at the Bank. a) Minimum Balances: Minimum balances required to open and maintain your Money Market Account and to earn interest are listed in the Bank’s current fee schedule. b) “Available Balance” means the amount of all funds in your Money Market Account which have been collected and made available by the Bank.

15G TA C S - JU N E 22 c) “Average Daily Balance” means the amount determined by adding the amounts on deposit in your Money Market Account at the end of each day during the Statement Cycle Period and dividing the sum by the number of days in that Statement Cycle Period. The Average Daily Balance will be used by the Bank to determine whether certain fees and maintenance charges will apply. d) “Average Daily Available Balance” means the amount determined by adding the Available Balances on deposit in your Money Market Account at the end of each day in the Statement Cycle Period and dividing the sum by the number of days in the Statement Cycle Period. e) Interest: Your Money Market Account will begin to earn interest at a variable rate which may be changed daily by the Bank in its sole discretion, as further explained below, as of the commencement of the first complete Statement Cycle Period after the date on which your Money Market Account is opened. The Bank will not use any index, schedule or formula to set, fix or calculate the interest rate. (i) Initial Interest Rate: You may obtain the interest rate that will apply to your Money Market Account from the date on which you open your account until the Bank next changes the applicable interest rate from your Account Officer. Thereafter, the applicable interest rate and annual percentage yield can be obtained from the Bank. (ii) How Interest is Calculated and Credited: The Bank uses the daily balance method to calculate the interest to be paid on Money Market Accounts. The daily balance method applies a daily periodic rate to the principal on deposit in the account each day. Interest will accrue and be compounded daily and will be credited to your Money Market Account at the end of the Statement Cycle Period in which it accrued and will become available for withdrawal on the first business day of the next Statement Cycle Period. Accounts closed prior to the closing date of the Statement Cycle Period will not receive accrued interest for that Period. Interest on all deposits will begin to accrue on the day they are credited to the account. Interest will be reported to the IRS for each calendar year in which interest is credited in accordance with IRS regulations. 32) Regular Business Checking Accounts The Bank offers Regular Business Checking Accounts to entities, sub- ject to the following terms and conditions. Regular Business Checking Accounts are not available to individuals. a) Minimum Balances: Minimum balances required to open and maintain your Regular Business Checking Account are listed in the Bank’s current fee schedule. b) “Available Balance” means the amount of all funds in your Regular Business Checking Account which have been collected and made available by the Bank. c) “Average Daily Balance” means the amount determined by adding the amounts on deposit in your Regular Business Checking Account at the end of each day during the Statement Cycle Period and dividing the sum by the number of days in that Statement Cycle Period. The Average Daily Balance will be used by the Bank to determine whether certain fees and maintenance charges will apply. d) “Average Daily Available Balance” means the amount determine by adding the Available Balances on deposit in your Regular Business Checking Account at the end of each day in the Statement Cycle Period and dividing the sum by the number of days in the Statement Cycle Period. e) No Interest: Amounts on deposit in your Regular Business Checking Account will not earn interest. f) Stop Payment Orders: If you do not want us to pay a check you have issued, you must follow the procedure to stop payment on checks set for th in Section 13. 33) Savings Accounts The following terms and conditions apply to each Savings Account opened and maintained at the Bank. a) Minimum Balances: Minimum balances required to open and maintain your Savings Account are listed in the Bank’s current fee schedule. b) “Available Balance” means the amount of all funds in your Saving Accounts which have been collected and made available by the Bank. c) Interest: Your Savings Account will begin to earn interest at a variable rate which may be changed daily by the Bank in its sole discretion, as further explained below, as of the commencement of the first complete Statement Cycle Period after the date on which your Savings Account is opened. The Bank will not use any index, schedule or formula to set, fix or calculate the interest rate. (i) Initial Interest Rate: You may obtain the interest rate that will apply to your Savings Account from the date you open your Account until the Bank next changes the applicable interest rate from your Account Officer. Thereafter, the applicable interest rate and annual percentage yield will be available from the Bank. (ii) How Interest is Calculated and Credited: The Bank uses the daily balance method to calculate interest to be paid on Savings Accounts. The daily balance method applies a daily periodic rate to the principal in the account each day. Interest will accrue daily and interest accruing during a Statement Cycle Period will be credited to your Savings Account as of the closing date of the Statement Cycle Period in which it accrued and will become available for withdrawal on the first business day of the next Statement Cycle Period. Accounts closed prior to the closing date of the Statement Cycle Period will not receive accrued interest for that Period. Interest on all deposits will begin to accrue on the day they are credited to the Savings Account. Interest will be reported to the IRS for each calendar year in which the interest is credited in accordance with IRS regulations. d) Withdrawals: You may make withdrawals from your Savings Account by presenting a properly signed withdrawal slip using the Bank’s form. If you have received an ATM Card and have designated a Savings Account for access by such ATM Card, you may also withdraw money from such Savings Account in accordance with ATM Card provisions set for th in these General Terms.

16G TA C S - JU N E 22 34) Certificates of Deposit The following terms and conditions apply to each Certificate of Deposit (“CD”) you maintain with the Bank. You understand and agree that if you obtain a CD, such CD will be subject to such other terms as the Bank specifies on a term sheet (“Term Sheet”) the Bank will provide you when you obtain such CD. a) Minimum Balances: Minimum balances required to obtain and maintain a CD will be listed on the applicable Term Sheet. b) Term; Interest Rate; Computation and Crediting of Interest: (i) Term: The Maturity Date (the date on which the CD matures will be stated in the applicable Term Sheet. (ii) Interest: Your CD may have a variable or “stepped” rate or such other rate as the Bank, in its discretion, determines it will apply. The Bank may change such rate in its sole discretion. Bank will not use any index, schedule or formula to set, fix or calculate the interest rate. The Bank will advise you, on the applicable Term Sheet, of the interest rate and annual percentage yield that will apply to your CD, as well as the periods, if other than the Term of the CD, during which they will apply. (iii) Computation and Crediting of Interest: The Bank uses the daily balance method to calculate the interest to be paid on your CD, which method applies the daily periodic rate to the principal in- the CD each day. Interest on your CD will not be compounded. Interest will be earned daily from the Star t Date identified on the applicable Term Sheet and will be credited at the times specified in such Term Sheet. c) Additional Deposit; Renewals: Unless otherwise specified in the applicable Term Sheet, you may make additional deposits during the Term of the CD and the CD will not be renewed automatically. If the CD is not renewed, interest will not accrue on the CD after its Maturity Date. d) No Withdrawals: No withdrawals of the principal or interest of the CD may be made prior to the Maturity Date. However, the Bank, in its sole discretion, may permit such a withdrawal (an “Early Withdrawal”) subject to an “Early Withdrawal Penalty” equal to (i) the greater of (x) 90 days’ interest, whether or not actually earned, computed at the simple interest rate being paid on your CD balance regardless of the length of time funds have been on deposit and (y) $100 OR (ii) such other penalty as the Bank may specify in the applicable Term Sheet. You further understand that: (a) the Early Withdrawal Penalty will be deducted from your CD balance and reduce the amount you receive; (b) the Bank may require several days to process an Early Withdrawal; and (c) interest earned on the amount of, but not credited to, your CD prior to the date of an Early Withdrawal will not be paid. The Bank may change its Early Withdrawal policy at any time without prior notice to you. Early Withdrawals will be permitted without penalty if you die or are legally declared mentally incompetent or as otherwise permitted by applicable regulations. e) Loans: Your CD(s) may not be used to secure any loans made to you unless the Bank, in its sole discretion, gives its prior written consent. 35) Bill Paying Services The following terms and conditions apply to Bill Paying Ser vices pro- vided to you by the Bank. a) Services; Fees: If you ask us to provide Bill Paying Services to you, you hereby appoint the Bank as your attorney-in-fact to receive and pay the bills you designate on the Bill Paying Instructions Form. By your appointment of the Bank as your attorney-in-fact for bill paying purposes, you have authorized us and we agree to: (i) pay the full amount (including, without limitation, membership fees, late fees and any other charges) of all bills you have designated for payment in the order in which they are received to the extent sufficient funds are available in your account to so do; (ii) debit your account directly to pay all bills we receive, as well as the Bank’s fees associated with this service; and (iii) furnish information related to you or your account as necessary to fulfill its obligations hereun- der. The Bank shall have no obligation to: (A) verify the amounts billed or (B) commence any action against or make any claims to a creditor in connection with any dispute that has arisen between you and such creditor. The Bank’s fees for its Bill Paying Services are as indicated in the Bank’s current fee schedule, which is subject to change from time to time. You may, at any time, request the Bank to provide you with its then current fee schedule. You may add or remove one or more of the bills we will pay on your behalf by delivering a completed new “Bill Paying Instructions Form” (“New Form”) which will replace the Bill Paying Instructions Form then on file with the Bank. The Bank will continue using a Bill Paying Instructions Form until it receives a New Form and it is able to act upon such New Form. The Bank may, in its discretion, return the superseded Bill Paying Instructions Form to you or destroy it. b) Disputes with Creditor: You agree that if you wish to contest a creditor’s charge, you must do so by contacting the appropriate creditor directly. You also agree that if you wish to prevent the Bank from making a payment on a bill, you must provide the Bank with notice adequately identifying the creditor and applicable account number, and such notice must be received by the Bank with sufficient time for it to act upon your request before the payment is due. c) Limitation of Liability: You agree that the Bank, its officers, direc- tors and authorized agents shall not be liable to you in connection with its or their commercially reasonable action or inaction and consistent with the Bank’s obligations hereunder. You further agree that the Bank, its officers, directors and authorized agents shall not be responsible for : (i) the failure of any creditor to act upon your communications to it; (ii) payment of a bill you requested not be paid, if the Bank did not receive your notice with sufficient time to act upon same; (iii) inability to pay a bill as a result of your not having sufficient funds in your account(s) to make such payment; and (iv) if you have asked that we pay credit card bills, payment of bills made after the loss or theft of such credit card but prior to the Bank’s being able to act upon any notice received from you advising it of such loss or theft together with your instructions to make no further payments in connection with such credit card.

17G TA C S - JU N E 22 d) Insufficient Funds to Pay Bill: If, at any time, you do not have sufficient funds in your account to pay any bills received by the Bank and any applicable fees, the Bank may, in its sole discretion: (i) not pay the bill(s) and forward it/them to you at your last known address as shown on the Bank’s records; (ii) pay the bill and associated fees and charges by debiting any other account held by you or your cotenants with or through the Bank; or (iii) pay the bill(s) and create an overdraft in your account in accordance with the Bank’s overdraft policy as explained in these General Terms. You understand that the Bank will have the ability to exercise any of the above options even if it has already created an overdraft on your account. You agree to accept full responsibility for any and all losses, costs or expenses, including attorneys’ fees, incurred by you and/or the Bank, arising from your failure to maintain adequate funds in your account, including, by way of example, interest or late fees charged by your creditors, legal actions, or the closing of your third par ty accounts. e) Payment of Credit Card Bills: If you have asked the Bank to pay your credit card bills, the following conditions apply: (i) if your credit card is lost, stolen or otherwise destroyed (including credit cards issued by the Bank), you should promptly report such loss, theft or mutilation directly to the credit card company that issued the subject credit card, with a copy of the notice of the loss to be delivered to the Bank; alternatively, you should advise the Bank, in writing, of the date on which you notified the appropriate credit card company of such loss, theft or mutilation; (ii) the Bank will have no liability to you for paying bills which contain fraudulent or unauthorized charges if the Bank has not received or had sufficient time to act upon any notice or instructions from you with respect to any such charges; and (iii) you agree and understand that your credit card(s) may be cancelled by the company that issued such card(s) without prior notice to you or the Bank, and that the Bank will have no liability to you for any such cancellation. 36) Miscellaneous Services At your request the Bank may be able to assist you in organizing and maintaining juridical entities, including, without limitation, companies, partnerships and other similar entities (collectively,“Entities”) with the understanding that any or all of the Entities may open and maintain an account at the Bank. If the Bank is not able or authorized to provide the assistance you re- quire in connection with matters of the type described in the preceding paragraph, the Bank will provide to you the names of persons/institutions who can provide the assistance requested; you hereby acknowledge that in consideration therefor, the Bank may receive a fee and that from time to time the Bank may intermediate with the service provider on your behalf for which the Bank may also receive a fee. You further acknowledge and agree that in consideration for the Bank’s providing the above-referenced services, you will indemnify and hold the Bank, its directors, officers, employees, agents and representatives harmless against any claims, losses or expenses, including, without limitation, attorneys’ fees arising out of or related to the organization and maintenance of the Entities or the activities of the Entities in connection with the Account(s). You agree that fees and expenses due to the Bank and the service provider as may be incurred to effect the above-described services and to maintain the Entity(ies) in good standing may be debited against your Account. 37) Hold Mail Service a) Hold Mail Services: If you have requested Hold Mail Services in your Account Opening Application or, if at any time after an account is opened, you deliver to the Bank a written request for Hold Mail Services, except for documents that the Bank is required by applicable law to deliver to you (i.e., certain offering materials), the Bank will hold all mail (including, without limitation, proxy statements, Confirmations (as defined in Section 38(f)), account statements and offering materials not required by applicable law to be delivered to you) for all of your accounts provided, how- ever, that if, at any time, you wish to eliminate an account from Hold Mail Services, you may do so upon written notice to the Bank. Notwithstanding any provisions of this Section 37, if you activate Internet Banking Ser vices you will no longer receive pa- per account statements unless otherwise agreed with the Bank. (See Section 2.) NOTE TO CUSTOMERS USING SECURITIES TRANSACTIONS AND CUSTODIAL SERVICES: If you have requested Hold Mail Services, the “Hold Mail” instructions will apply to Confirmations (as defined in Section 38(f)). You have the right, however, to receive Confirmations, upon your written request, at any time and at no additional cost. Any such request must specify the address to which Confirmations should be delivered. b) Effect of Hold Mail: You agree and understand that all documents retained by the Bank, including, without limitation, notices having legal consequences or amendments to the General Terms, shall be deemed to have been delivered to you on the earlier of (i) the date that appears on the relevant document, (ii) the date of mailing indicated on the Bank’s records; and (iii) provided you have activated the Internet Banking Services pursuant to Section 2, the date on which the document is posted on the Bank’s Web Site; such notices, shall become effective and binding upon you as of such date (“Hold Mail Date”) notwithstanding your lack of actual knowledge or understanding of the contents of such docu- ments. You agree that the Bank may, but is not required to, open or examine any mail it receives relating to your account(s). The Bank may, at any time in its sole discretion, deliver mail to you, notwithstanding anything to the contrary herein. It is your responsibility to periodically review documents for which Hold Mail Services are provided. Mail that has not been collected for more than six months will be stored by the Bank and may not be readily available when requested. If you or the Bank close the account(s) for which Hold Mail Service is/are requested, you shall have 90 days from the date the account(s) is/are closed to instruct the Bank in writing to make available all documents held by the Bank per your request for Hold Mail Services. Failure by you to timely instruct and retrieve the documents (other than any check representing the balance of an account closed pursuant to Section 20, which the Bank shall mail to you at your last known address as shown on the Bank’s records) will authorize the Bank at its discretion to destroy all documents for which it will have no liability.

18G TA C S - JU N E 22 c) Document Maintenance: All Mail held pursuant to Section 37(a) will be retained at the office of the Bank at which your Account is located or at such other location as the Bank deems appropriate and so notifies you, until you either pick up the Mail in person or otherwise instruct the Bank. You agree that the Bank has no obligation to maintain the mail held by it pursuant to your request for Hold Mail Services for your Account(s) for the shorter of two (2) years from the Hold Mail Date and the duration required by the Bank’s policies and procedures for specific records (the “Hold Period”). Upon the expiration of the Hold Period, the Bank, at its option and in its sole discretion; may: (i) destroy the documents without notice to you, or (ii) mail the documents to your last known address as shown on the Bank’s records or such other address as you may have provided in writing to the Bank for this purpose. d) Your Obligations: You agree to provide the Bank with your address and a telephone number where the Bank may contact you in the event the Bank deems it necessary to do so in connection with the Hold Mail Services. You further authorize the Bank to debit from your account the amount of all fees charged by the Bank in connection with this service. The Bank’s fees for Hold Mail Service are stated in its schedule of fees as in effect from time to time. You may obtain a copy of the Bank’s fee schedule from the Bank or on the Bank’s web-site. e) Limitation of Liability: Hold Mail Services are provided to you at your risk. You recognize that Hold Mail Services significantly delay your receipt of mail and other documents related to your Account, and that such delay could expose you to risk of loss (including inability to timely notify the Bank of any errors in your Account). In consideration for the Bank’s providing this service to you, however, you agree to hold the Bank, its officers, directors, affiliates, employees and agents, free and harmless against any and all claims, judgments, expenses (including reasonable attorneys’ fees) and damages which may arise as a result of any delay, action or inaction on the par t of the Bank in acting in accordance with these General Terms and/or as a result of performing Hold Mail Services on your behalf unless such arise as the result of the Bank’s gross negligence or willful misconduct. f) Fees: The Bank will impose a fee for storing, delivering and/or destroying documents held by it on your behalf. All fees will be specified in the Bank’s fee schedule, as same may be amended from time to time. 38) Securities Transactions and Custodial Services a) Applicability: Securities transactions and custodial services will only be available to those customers whom the Bank determines, based upon the information provided by such customers, are eli- gible to open and maintain securities transactions accounts at the Bank through which, at the request of such customer, the Bank will perform securities transactions and provide custodial services. Securities held in custody by the Bank on behalf of its customers are maintained in accounts that are segregated from securities held by the Bank in its proprietary capacity and cannot be commingled. The Bank reserves the right to delegate to third par ties the custody obligations described hereunder. b) Services: If the Bank has established a securities transactions account for you, you may purchase and sell securities and other investment products of your choosing through the Bank. You agree that the Bank will not purchase or sell any securities on your behalf unless and until it has received instructions from you to so do. You under- stand, however, that with respect to bonds held in your securities transactions account, the Bank will present such bonds for payment when due unless it has received other instructions from you with sufficient time for it to act upon such instructions. You agree and acknowledge that: (i) all securities purchased or other investments made by the Bank on your behalf will be selected by you, without recommendation or advice from the Bank or any of its directors, officers, employees or representatives; and (ii) only securities and investment products you own will be held in your securities trans- actions account. c) Transactions: Each time we buy and sell securities or other invest- ments pursuant to your instructions, you agree, and as set for th in Section 9 you will be deemed to have confirmed, that: (i) each order you place is based solely on your own initiative and assessment of the risks and merits of the investment, and your determination that the investment is consistent with your investment objectives, risk tolerance and financial capacity; (ii) if your instructions do not specify the market through which we should complete your order, we will complete the transaction through a market of our choosing; (iii) in executing your orders, we may act as principal or agent and be compensated in such capacity, unless you otherwise instruct; (iv) we may refer your order to any broker/dealer we choose, including an affiliated broker/dealer, who may also act as principal or agent and be separately compensated, unless you otherwise instruct; (v) at our discretion, we may refuse to execute an order to sell a security or other investment that is not in your account as of the date of such order ; (vi) if you sell a security or other investment that is defective or not delivered for timely settlement, we may, at our sole discretion, purchase, at your expense, a sub- stitute security to cover the sale; (vii) we will not be responsible for any error, omission, default or neglect of any broker/dealer or telecommunications firm, or for any transaction which is delayed and cannot be effected by reason of any cause beyond our control; and (viii) we may debit any account you have at the Bank for any fees, costs and expenses we incur (including without limitation any penalties or attorneys’ fees) in connection with our carrying out your instructions and performing securities transactions on your behalf and providing custodial services. d) Appointment of Bank as Attorney-in-Fact: In order to facilitate the purchase and sale of securities and other investment products, you hereby appoint the Bank as your attorney-in-fact and you (i) authorize the Bank to register securities in the name of the Bank or the name of a nominee, including an employee of the security depositor y that holds your securities; and (ii) authorize the Bank and its nominee to (x) certify the ownership of your securities to U.S. government authorities, and (y) sign your name, deliver any required endorsements or assignments and guarantee your signature for the purpose of transferring securities. Investments in Securities are: • NOT insured by the FDIC • NOT a deposit or other obligation of, or guaranteed by, the bank • ARE subject to investment risk, including possible loss of principal

19G TA C S - JU N E 22 e) Your Citizenship: In order to facilitate proper execution of your instructions, you agree to notify the Bank immediately in writing of any change in your citizenship or legal residence. f) Confirmations: Depending on the nature of the securities trans- actions we complete upon your instructions, certain addition- al terms and conditions may apply, which terms and conditions will be contained in, among other things, confirmations which are usual and customar y in the relevant market for each transaction (“Confirmations”). Confirmations may contain, among other things, additional information about any counterpar ties involved in the transaction and the compensation, if any, such party receives as well as the time period during which you have the right to advise the Bank of any errors, discrepancies, inaccuracies or irregularities in the transaction as described in the Confirmation. Confirmations will be delivered to you by the Bank’s posting same to your account on the Bank’s website (provided you have activated the Internet Banking Services pursuant to Section 2) or by e-mail or other mail deliver y service, at its discretion, to you, within five (5) business days of the transaction, unless you have specifically requested Hold Mail Services in which case the terms of Section 37(a) shall apply. g) Foreign Investments: If you instruct us to purchase or sell investments outside the United States, including foreign securities, you agree that we may, at our discretion and at your expense: (i) hold such investments in custody in the country where the principal trading market is located with any financial institution of our choice, including an affiliate of the Bank; (ii) buy fractional shares to round out any partial share received; and (iii) convert any currency received from the investments into another currency through customary banking channels, including through an affiliate of the Bank. h) Payment Obligations; Collateral: You agree that you will pay one hundred percent (100%) of the purchase price for all purchases of securities or other investments in immediately available funds, in United States dollars, no later than the commencement of busi- ness on the settlement date. Unless you have requested and been granted a Margin Loan pursuant to Section 38(i) “Margin”, if we do not receive the foregoing payment, you will be in default, and we may, at our sole option, without further notice to you, and at any time, exercise our rights to any “Collateral” (as defined in Section 38(j)) you have provided in connection with any transaction and/or charge the purchase price against any account you have at the Bank in accordance with the provisions herein pertaining to Collateral. The Bank may from time to time require that you provide it with Collateral equal to not less than the value of the securities held in your securities transactions account at any given moment. If a Credit and Security Agreement has been executed and delivered to the Bank in connection with your account(s), you understand and agree that any Collateral you provide in accordance with the provisions herein pertaining to Collateral are governed by the terms of said Credit and Security Agreement. i) Margin: You may request and we may extend, at our sole dis- cretion, loans (“Margin Loans”) based upon the market value of the securities held in your securities transactions account, which loans may be in the form of advances made by the Bank to cover payments, drawings or other charges in excess of available balanc- es in your securities transactions account. You understand that Margin Loans will be deemed purpose loans as defined in Regulation U of the Board of Governors of the Federal Reserve System. If the Bank extends Margin Loans to you, you agree: (i) to pay interest on the outstanding balances of all Margin Loans at the rate the Bank may from time to time announce as its prime rate or such other rate as the Bank may announce will apply in any Confirmation it delivers to you; (ii) that the Bank may debit outstanding interest and principal from your securities transactions account or any other account of yours at the Bank, provided, however, that if there are insufficient funds in your account(s) to cover the amount of principal and interest due, you will pay such amount(s) in immediately available funds upon demand by the Bank; (iii) to sign and deliver, immediately upon the Bank’s request, Federal Reserve Form U-1, amendments to any such Form U-1 and such other forms and documents the Bank may require from time to time in order to comply with its lending policies and any applicable laws, regulations, rules, orders or decrees. j) Collateral: As security for your indebtedness, obligations and liabilities of any kind, now or hereafter existing or owing to the Bank in connection with your securities transactions account(s) or any other account(s) you have with the Bank, you agree to pledge to the Bank and grant it a security interest in and a general continuing lien on all property, rights, title and interests which are held in your account(s) or are otherwise in the Bank’s possession or control (except to the extent the Bank agrees in writing that any specified account or property shall not be subject to the provisions herein) and all proceeds, products and accessions to, and any property received in exchange for, any of the foregoing (collectively “Collateral”). You agree and understand that with respect to the Collateral, the Bank shall have all of the rights of a secured party under the New York State Uniform Commercial Code or such other applicable law, and it shall have the right, in its sole discretion, to sell any par t or all of the Collateral in order to satisfy any indebtedness of yours. If the Bank deems it neces- sary to make any such sale of Collateral, the Bank shall, in its sole discretion, and without notice to you, determine what Collateral to sell, the method and order of sale and the application of the proceeds. You agree and understand that if the proceeds of any such sale of Collateral are not sufficient to cover all of your liabilities or obligations to the Bank, you shall remain liable to the Bank for such indebtedness. You understand and agree that in the event of any conflict between this Section 38(j) with respect to Collateral and terms of the Credit and Security Agreement, the terms of the Credit and Security Agreement shall prevail. k) Custodial Services: We also will provide you with custodial ser- vices in connection with the securities or investments purchased through or transferred to your securities transactions account. We may, however, at our discretion decline any asset you propose to deliver to us for custody. Further, you understand and agree that we will not accept any transfers unless we have agreed to such transfer in advance. If we hold securities and investments in custody, now or in the future, you agree that we will, unless you direct otherwise: (i) credit all interest and dividend income to your demand deposit account at the Bank; (ii) credit your demand deposit account at the Bank with all proceeds of sales of securities or other investments, and any other cash principal items in your se- curities transactions account; (iii) cover any insufficient balance in this securities transactions account with funds from other accounts you may have with us, provided there are sufficient funds available in the account being debited; and (iv) hold securities or investments in safe keeping when we do not have sufficient information to do otherwise.

20G TA C S - JU N E 22 All proxy materials related to securities and investments held in your securities transactions account will be sent to you (or may, unless otherwise required by law, be held by the Bank if you have requested Hold Mail Services hereunder) as par t of your regular account correspondence. You agree to relieve us, our affiliates and our nominees from any and all responsibility for delays or failure to forward proxies to you as a result of any error or oversight on our par t. Due to the difficulty in obtaining proxies in a timely manner, proxies will not be provided for securities issued by nonUnited States companies. The Bank will make commercially reasonable efforts to forward shareholder communications received by it (subject to any Hold Mail Services requested hereunder) in accordance with your instructions. The Bank will not be liable for any delay in the transmission of any communications to or from you. Further, notwithstanding any Hold Mail Services requested hereunder, we will deliver to you certain materials in connection with securities which we are required to deliver pursuant to applicable law. If you wish to designate an address for deliver y of such materials other than your address as shown on the Bank’s records, you may do so in a writing delivered to the Bank or in the Account Opening Application. l) Fees: You will be liable to the Bank for all its fees in connection with investment and custodial services in accordance with the Bank’s then current fee schedule, as well as any fees of third party custodians, brokers/dealers, counterparties or other correspondents, whether or not affiliated with the Bank. You agree that the Bank may debit your accounts for all applicable fees without prior notice to you. m) Account Statements: Subject to the terms of Sections 37(a) and 38(f) here of, we may deliver an account statement in connection with these investment and custodial services, separate from or together with, at the Bank’s discretion, account statements deliv- ered to you in connection with any other account you have at the Bank. Account statements related to securities transactions and custodial services will include, among other things, Confirmations which will include, if applicable, names of any broker/dealers through whom the relevant transaction was completed, and all applicable transaction fees. Please note that after you have activated Internet Banking Services pursuant to Section 2, you will no longer receive paper account statements and therefore it is important that you regularly review your account online. n) Affiliates: The Bank may choose to complete transactions through an affiliate, including, without limitation, affiliated brokers/dealers registered with the United States Securities Exchange Commission, members of the National Association of Securities Dealers, or mem- bers of other exchanges, such as the New York Stock Exchange. Affiliated brokers/dealers are not banks but are independent corporate entities from the Bank and other banks and thrifts that are affiliates of the Bank. Affiliated brokers/dealers may also provide underwriting and other investment services to issuers of securities or make markets or have positions in securities, from which we may receive a benefit or profit in addition to the fees charged to your securities transactions account in connection with your securities transactions. Affiliated banks or thrifts may be lenders to issuers of securities underwritten or dealt by affiliated brokers/dealers. Any prospectus or other offering documentation of an issuer pro- vided in connection with such underwriting or dealing will disclose (i) the existence of any material relationship between any lending affiliate, the broker/ dealer and/or any such issuer, and (ii) whether the proceeds of an issuance of such securities will be used by the issuer to repay any outstanding indebtedness of the issuer to an affiliated lender or broker/dealer. In addition, affiliated brokers/ dealers, banks or thrifts may have directors or officers who are also directors or officers of or have banking or other relationships with the Bank. o) Risks of Investments: You agree and understand that: (i) you alone bear the risk of loss of some or all of the funds and/or property in your securities transactions account; (ii) your securities transac- tions account is NOT insured by the Federal Deposit Insurance Corporation; (iii) your investments are not guaranteed by nor are they obligations of the Bank or any of its affiliates, unless otherwise agreed to by the Bank and/or its affiliate; and (iv) certain transactions carry a high degree of risk, including the risk of loss of all of your investment, which you are able to assess, and withstand. You hereby acknowledge that you understand and are capable of assessing and withstanding the risks involved in investing in securities or other investment instruments, which risks may: (x) affect the value of your investments and result in the partial or total loss of any principal amount you invest; (y) include, among other things, losses caused by adverse market conditions or volatility, limited liquidity and other market action; and (z) with respect to foreign investments, include greater risks of loss caused by, for example, fluctuations in foreign exchange rates, devaluations of foreign currencies, or actions by governmental authorities. p) Taxes: You acknowledge that interest, dividends and other income from both U.S. and foreign investments may be subject to withholding taxes. You agree that we may withhold the amount of these taxes from payments made to you or in connection with transactions relating to your securities transactions account. If funds available in your account(s) are insufficient to cover your tax liability, you agree to provide us, upon demand, with any additional funds required. In addition, you are responsible for any stamp or excise taxes due in connection with your securities transactions account. If we, in our sole discretion, pay any of these taxes on your behalf, you agree that we may deduct the amount paid directly from this or any other account you have at the Bank. You understand that we have no obligation to reclaim for you any excess taxes withheld. You are responsible for delivering to the Bank, all documents, including, without limitation, forms required by the IRS, duly executed and completed, on which the Bank can rely to determine whether payments can be made to you without (or with reduced) tax withholding. In the event of your death, some of the assets held in your securities transactions account may be subject to U.S. or foreign estate taxes. Certain types of assets, including U.S. stocks and certain Treasury Bills, are subject to U.S. estate taxes. You should consult with your tax adviser for further information regarding possible income, withholding or estate tax consequences of your investments.

21G TA C S - JU N E 22 q) No Liability of the Bank; Indemnification: The Bank shall not be liable to you for any losses you incur with respect to your invest- ments, including the loss of your entire investment, unless such loss was caused by the Bank’s gross negligence or willful misconduct. You further agree that the Bank, its employees and affiliates are prohibited from using or providing to any third par ties investment information known by them that is not generally known by or available to the public and therefore the Bank will not be liable to you for any losses you incur which you may have avoided if the Bank had provided you with such information. You understand that you will indemnify the Bank for any and all losses, damages, costs or expenses (including attorney’s fees and costs) arising out of or in connection with any action taken by the Bank per your instructions or on your behalf in fulfillment of its obligations hereunder. r) Termination of Your Securities Transactions Account: You or the Bank may terminate your securities transactions account by giving written notice to the other party. All accrued and unpaid fees shall be paid to the Bank prior to the deliver y to you of the funds and property in the securities transactions account as of the date of such closing. s) Other Representations: You hereby represent that: (i) you own and will own all the assets in your securities transactions account free and clear of any regulator y or contractual restrictions on transfer- ability, including, without limitation, any lien, encumbrance, pledge, mortgage, security interest or claim of legal or beneficial ownership (other than the beneficial ownership of a beneficiary of a trust or estate with respect to which you have been appointed trustee or executor); (ii) you are or will be authorized under applicable laws, regulations or rules to own all securities and other investments held in your securities transactions account; and (iii) you have full power and authority to grant the security interest in and make the pledge of Collateral herein. You further agree that except as otherwise provided herein, you will not use this securities transactions account or any of the assets or property held therein to secure any loans made to you unless the Bank, in its sole discretion, gives its prior written consent.

IB FN - O C TO B ER 2 02 3 INTERNATIONAL BANKING FACILITIES FOR QUALIFIED CUSTOMERS ACKNOWLEDGMENT OF TERMS AND CONDITIONS Terms not otherwise defined herein shall have the meanings given to them in the applicable General Terms and Conditions (the “General Terms”) which you received upon opening your account(s) with the Bank. You understand and agree that notwithstanding anything to the contrary in the General Terms, this Acknowledgement will govern your ability to obtain and maintain a certificate of deposit or a loan from the Bank’s International Banking Facility. By requesting an International Banking Facilities (IBF), you agree and acknowledge the following: 1) The Bank’s International Banking Facility (“IBF”) may only offer certificates of deposit or loans to qualified customers. The Bank has deter- mined that based upon the information and representations you have provided, you are a qualified customer. 2) You acknowledge and represent that: (a) you are not a United States resident; and (b) you understand that it is the policy of the Board of Governors of the Federal Reserve System that, (i) deposits evidenced by an IBF certificate of deposit may be used by you only to support your operations outside the United States, and (ii) the proceeds of any loans made by the IBF to you may only be used to finance your operations outside the United States. 3) No deposit or withdrawal may be made to or from an IBF certificate of deposit for less than One Hundred Thousand United States Dollars (US$100,000), except that withdrawals in lower amounts are permitted if (a) it is a withdrawal of earned interest or (b) the withdrawal will close the IBF certificate of deposit. 4) Funds deposited into an IBF certificate of deposit have a minimum maturity of two (2) business days. Accordingly, you agree and understand that you must provide the Bank with a notice of withdrawal at least two (2) business days prior to the date of the intended withdrawal. 5) Deposits made to and held in an IBF certificate of deposit are NOT insured by the Federal Deposit Insurance Corporation.5) Deposits made to and held in an IBF certificate of deposit are NOT insured by the Federal Deposit Insurance Corporation.

Execution Copy Page 1 of 11 ADDENDUM TO SAFRA TERMS AND CONDITIONS THIS addendum is made and entered into by and between Westech Investment Advisors LLC (the "Advisor"), as the investment manager and on behalf of each of the entities individually listed on Annex I (each a "Fund") and Safra National Bank of New York, a national banking association organized and existing under the laws of the United States of America (the "Custodian"). WHEREAS, the Advisor manages the day-to-day and portfolio investment activities of each Fund. WHEREAS, the Advisor, on behalf of each Fund, desires to retain the Custodian to act as custodian of the cash deposits of each Fund. WHEREAS, each reference to a Fund herein will be read to apply individually to each Fund as if it were the only party to this addendum. NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows: ARTICLE I. CERTAIN DEFINITIONS Whenever used in this addendum, the following words and phrases shall have the meanings set forth below: "Authorized Person" means any officer of the applicable Fund identified on the list attached hereto as Annex II (as amended in a signed writing from time to time) who are authorized by the Advisor or the Fund's Board to give Written Instructions on behalf of the Fund. Such person shall continue to be an Authorized Person until such time as the Custodian receives a resolution from the Fund's Board setting forth that any such person is no longer an Authorized Person and has acknowledged receipt of an amended and re-executed Annex II. For the avoidance of doubt, in the event of any discrepancy between any instructions provided to the Custodian by the Advisor and instructions provided by the Fund's Board, the instructions from the Fund's Board shall prevail. "Bank Account Agreement" means Custodian's standard account agreement and terms and conditions governing deposit accounts, as amended from time to time, which shall apply to each Fund Custody Account in addition to the provisions of this addendum.

Execution Copy Page 2 of 11 "Deposits" means cash, funds and Deposit lnstrument(s) held in each Fund Custody Account. "Deposit lnstrument(s)" means, any of the following: (i) interest-bearing demand or savings accounts; (ii) certificates of deposit, (iii) uncertificated time deposits or (iv) other instruments for the payment of money in cash. "Fund Custody Account" shall mean any of the accounts in the name of each of the Funds held at Custodian as described herein which shall hold (solely) the Deposits and no other assets, notwithstandinganything to the contrary in the Bank Account Agreement. "Wire Template" means the template instructions in Exhibit A. "Written Instructions" shall mean written letters of instruction or other relevant communications (including but not limited to any Wire Template) actually received by the Custodian and signed by any Authorized Person, including those sent via email as an attached signed PDF document. ARTICLE II. APPOINTMENT OF CUSTODIAN 2.01 Appointment. The Fund has appointed the Custodian as custodian of all cash and Deposits owned by or in the possession of the Fund, on the terms and conditions set forth in the Bank Account Agreement and this addendum, and the Custodian has accepted such appointment and agrees to perform the services and duties set forth in this addendum and in the Bank Account Agreement. 2.02 Limitations. The services and duties of the Custodian shall be confined to those matters expressly set forth herein and in the Bank Account Agreement, and no implied duties are assumed by or may be asserted against the Custodian hereunder. 2.03 Documents to be Furnished. The following documents, including any amendments or updates thereto, will be provided to the Custodian prior to or contemporaneously with the execution of this addendum, and at any time thereafter if and when those are updated by the Funds or the Advisor or requested by the Custodian, as applicable: (a) Executed Bank Account Agreements for each Fund; (b) completed Authorized Persons schedule, with specimen signatures, attached hereto as Annex II; and (c) any other information requested by the Custodian to fulfill its customer identification program requirements and/ its obligations under this addendum.

Execution Copy Page 3 of 11 ARTICLE Ill. CUSTODY OF CASH 3.01 Title. The parties agree that each Fund Custody Account is titled in the name of each of the Funds and are not titled in the name of the Custodian or the Advisor. 3.02 Fund Custody Accounts. The Funds acknowledge and agree that Deposits are (i) held separately only by account records (meaning each Fund's Deposits shall be held on such Fund's Custody Account, as described above) and are not segregated on Custodian's balance sheet or otherwise segregated from Custodian's own cash, or other deposits and liabilities; and (ii) unsecured liabilities of Custodian. 3.03 Transfers of Moneys from Fund Custody Account. Only upon receipt of Written Instructions including information to be provided substantially in the form of the Wire Template, the Custodian shall process any transfer(s) from the Fund Custody Accounts as long as the transfer request specifies the amount and purpose of such payment, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made and is sent in accordance with the terms of the Bank Account Agreement and this addendum. 3.03.1. Custodian may in its sole discretion, but is not required to, require additional verification or refuse to act on any instruction it reasonably believes to be unauthorized, unclear, or contrary to law or its internal policies. 3.04 Actions Not Requiring Written Instructions. Custodian may act without Written Instructions where expressly permitted by this addendum or the Bank Account Agreement, or where reasonably necessary to comply with applicable laws or regulations and its internal policies. For the avoidance of doubt, Written Instructions as defined in this addendum are only required in connection with the Deposits (wires and cash being transferred out from - not into - each Fund Custody Account). 3.05 Records. (a) The Custodian shall maintain complete and accurate records with respect to each Fund Custody Account. (b) The Fund Custody Account records maintained by the Custodian shall be maintained in compliance with the rules and regulations of the Custodian's banking regulator and shall be made available upon request for inspection (during the regular business hours of the Custodian) by duly authorized officers, employees or

Execution Copy Page 4 of 11 agents of the Fund and employees or agents of the Securities and Exchange Commission, to the extent required by law or regulation. 3.06 Fund Reports by Custodian. The Custodian shall make available to the Fund, as further described in the Bank Account Agreement: (i) daily activity statement; (ii) a summary of all transfers to or from the Fund Custody Account on the day following such transfers; and (iii) monthly detailed account statement for each Fund Custody Account held for the Fund. 3.07 Other Reports by Custodian. As the Fund may reasonably request from time to time, the Custodian shall provide the Fund with reports as required for its compliance oversight of the Fund Custody Account. ARTICLE IV. DEPOSIT ACCOUNT CONTROL AGREEMENT 4.01 Secured party instructions shall prevail. If one or more Fund Custody Accounts are subject to a Deposit Account Control Agreement ("DACA") and secured party's rights under any such DACA are invoked, the Custodian shall adhere to the instructions then provided by such secured party. Notwithstanding anything to the contrary in this addendum or in the Bank Account Agreement, in that case, the Custodian will not follow any instructions from the Advisor, Authorized Person, the Funds' board or any other parties except those of the secured party under the relevant DACA. ARTICLEV. ADDITIONAL ACCOUNTS 5.01 Additional Accounts. If a Fund opens one or more Fund Custody Accounts at the Custodian after the date of this addendum, any such accounts will be automatically deemed to be encompassed by and subject to this addendum, including, without limitation, to Article IV above. ARTICLE VI. COMPENSATION OF CUSTODIAN

Execution Copy Page 5 of 11 6.01 Compensation. The Custodian shall be compensated for providing the services set forth in this addendum in accordance with the fee schedule applicable to the Bank Account Agreement. The Custodian will automatically debit any fees and expenses incurred from the Fund Custody Account as applicable. Notwithstanding anything to the contrary, amounts owed by the Fund to the Custodian shall only be paid out of the assets and property of the Fund, including the Deposits and no Written Instructions shall be required in this case. 6.02 Overdrafts. The Fund is responsible for maintaining an appropriate level of available funds in its account to accommodate cash outflows. The Fund may, subject to Custodian's approval and documentation requirements, request a formal line of credit for potential overdrafts of. Any such line of credit if granted, shall be documented separately and nothing in this addendum creates an obligation for Custodian to provide overdraft credit. In the event of an overdraft or in the event the line of credit is insufficient to cover an overdraft, the overdraft amount or the overdraft amount that exceeds the line of credit will be charged in accordance with the terms of the Bank Account Agreement. ARTICLE VII. REPRESENTATIONS AND WARRANTIES 7.01 Representations and Warranties of the Fund. The Fund hereby represents and warrants to the Custodian, which representations and warranties shall be deemed to be continuing throughout the term of this addendum, that: (a) It is duly organized and existing under the laws of the jurisdiction of its organization, with full corporate power to carry on its business as now conducted, to enter into this addendum and to perform its obligations hereunder; (b) This addendum has been duly authorized, executed and delivered by the Fund in accordance with all requisite action and constitutes a valid and legally binding obligation of the Fund, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and (c) It is conducting its business in compliance in all material respects with all applicable laws and regulations and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its organizational documents, articles of incorporation, offering memorandum, private placement

Execution Copy Page 6 of 11 memorandum, bylaws or any contract binding it or affecting its property which would prohibit the execution or performance of its obligations under this addendum. 7.02 Representations and Warranties of the Custodian. In addition to the provisions of the Bank Account Agreement, the Custodian hereby represents and warrants to the Fund, which representations and warranties shall be deemed to be continuing throughout the term of this addendum, that it is a U.S. Bank as defined in Section (a)(7) of Rule 17f-5 of the 1940 Act and capable of performing its obligations under this addendum. ARTICLE VIII. CONCERNING THE CUSTODIAN 8.01 Standard of Care. The Custodian shall exercise commercially reasonable care in the performance of its duties under this addendum. The Custodian shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with its duties under this addendum, except a loss arising out of or relating to the Custodian's failure to comply with the terms of this Agreement as a consequence of its bad faith, gross negligence or willful misconduct in the performance of its duties under this Agreement. The Custodian shall be entitled to rely on and may act upon advice of counsel on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice. 8.02 No Collection Required. The Custodian shall not be liable for, or considered to be the custodian of, any cash belonging to the Fund or any money represented by a check, draft or other instrument for the payment of money, until the Custodian or its agents actually receive such cash or collect on such instrument resulting in cleared funds on deposit. 8.03 Reliance Upon Documents and Instructions. The Custodian shall be entitled to rely upon any certificate, notice or other instrument in writing received by it from the Advisor and/ or the Funds and reasonably believed by it to be genuine. The Custodian shall be entitled to rely upon any Written Instructions actually received by it pursuant to this addendum from an Authorized Person.

Execution Copy Page 7 of 11 8.04 Cooperation. To the extent required by applicable laws and regulations, the Custodian shall cooperate with and supply the Advisor with necessary information to keep the books of account of the Fund. ARTICLE IX. FORCE MAJEURE 9.01 Force Majeure. Neither the Custodian nor the Fund shall be liable for any failure or delay in performance of their respective obligations under this addendum arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; acts of terrorism; sabotage; strikes; epidemics; riots; power failures; computer failure and any such circumstances beyond its reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation; provided, however, that in the event of a failure or delay, the Custodian (i) shall not discriminate against the Fund in favor of any other customer of the Custodian in making computer time and personnel available to input or process the transactions contemplated by this addendum , and (ii) shall use its best efforts to ameliorate the effects of any such failure or delay. ARTICLEX. NON-PUBLICITY AND CONFIDENTIALITY 10.01 References to Custodian. The Fund shall not refer to the Custodian in any printed matter without the prior written approval of Custodian, including printed matter contained in the Fund's Confidential Private Placement Memoranda even if such other printed matter as merely identifies Custodian as custodian for the Fund. 10.02. Confidentiality. The parties agree to treat information of the other party confidential as (i) described under the Bank Account Agreement; and (ii) required by law, including but not limited to the Gramm-Leach-Bliley Act.

Execution Copy Page 8 of 11 ARTICLE XI. EFFECTIVE PERIOD; TERMINATION 11.01 Effective Period. This addendum shall become effective as of the date last written in the signature block and will continue in effect until the earlier of (i) the effective date of its termination, as described below; (ii) upon termination of the Bank Account Agreement; (iii) the date in which all Fund Custody Accounts at the Custodian have been closed or (iv) as described in Section 11.02 below. 11.02 Termination. This addendum may be terminated by any party upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. Notwithstanding the foregoing, this addendum may also be terminated (i) by the Fund or the Custodian, upon the breach of the Custodian in the case of the Fund and upon the breach of the Fund in the case of the Custodian, of any material term of this addendum if such breach is not cured within 15 days of notice of such breach to the breaching party; (ii) by the Custodian at any time with immediate effects if required by law, regulation, or its internal policies; or (iii) by the Fund at any time with immediate effects in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction. 11.03. The termination of this addendum shall not affect the Bank Account Agreement or any other agreements or documents between the parties, which shall remain in effect (and/or be terminated, as the case may be) in accordance with their relevant terms. ARTICLE XII. MISCELLANEOUS 12.01 Compliance with Laws. The Fund has and retains primary responsibility for all compliance matters relating to the Fund, including laws and regulations applicable to the Fund and the policies and limitations of the Fund relating to its portfolio investments as set forth in its applicable Confidential Private Placement Memorandum. The Custodian's services hereunder shall not relieve the Fund of its responsibilities for assuring such compliance with respect thereto. 12.02 Amendment. This addendum may not be amended or modified in any manner except by written agreement executed by the Custodian and the Advisor, on behalf of the Funds, except with respect to the list of Authorized Signatories, which may be separately amended and replaced from time to time in writing.

Execution Copy Page 9 of 11 12.03 Assignment. This addendum shall extend to and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this addendum shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Advisor. 12.04 Governing Law. This addendum shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles. 12.05 No Agency Relationship. Nothing herein contained shall be deemed to authorize or empower any party to act as agent for any other party to this addendum, or to conduct business in the name, or for the account, of the other parties to this addendum, except to the extent provided herein. 12.06 No Fiduciary Care. Custodian is acting solely as a custodian and not as a fiduciary. Nothing in this addendum shall be deemed to create any fiduciary relationship between the Custodian and the Funds or between the Custodian and the Advisor. The Custodian does not have any fiduciary powers and is not operating within or through a trust department. The parties acknowledge that the Custodian's duties are purely contractual in nature. 12.07 Invalidity. Any provision of this addendum which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties. 12.08 Notices. Any notice required or permitted to be given by either party to the other shall be in accordance with the Bank Account Agreement. 12.09 Counterparts. This addendum may be executed on two or more counterparts, each of which when so executed shall be deemed an original, but such counterparts shall together constitute but one and the same instrument. Counterparts may be delivered by electronic mail (including any electronic signature complying with the U.S. federal E-SIGN Act of 2000) and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. 12.10 No Waiver. No failure by any party hereto to exercise, and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof. The exercise by any party hereto of any right hereunder shall not preclude the exercise of any other right, and the

Execution Copy Page 10 of 11 remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity. 12.11 Interpretations and precedence. This addendum is supplemental to the Bank Account Agreement and shall be interpreted and construed in accordance to the terms of the Bank Account Agreement. In case of any discrepancy between the terms of this addendum and those of the Bank Account Agreement, those set forth in the Bank Account Agreement shall prevail. In case of any discrepancy between the terms of this addendum and those of any DACA, as described in Article IV above, those of the DACA (including, for the avoidance of doubt, any instructions received from the secured party thereunder) shall prevail with respect to any transfer of funds.

Execution Copy Page 11 of 11 IN WITNESS WHEREOF, the parties hereto have caused this addendum to be executed by their duly authorized officers on one or more counterparts as of the date last written below. SAFRA NATIONAL BANK OF NEW YORK By: Name: Title: Date: /s/ Peter Javier Peter Javier SEVP 09/09/2025 By: Name: Title: Date: /s/ Rafaelo Colombo Rafaelo Colombo SEVP 09/08/2025 WESTECH INVESTMENT ADVISORS LLC, in its capacity as investment manager of each Fund listed on Annex I and on behalf of each such Fund. By: Name: Title: Date: /s/ Jared Thear Jared Thear CFO CCO 09/08/2025 By: Name: Title: Date: /s/ David Wanek david wanek CEO 09/08/2026

ANNEXI Venture Lending & Leasing IX, Inc. WTI Fund X, Inc. WTI Fund XI, Inc. Annex I

Execution Copy Page 1 of 11 ADDENDUM TO SAFRA TERMS AND CONDITIONS THIS addendum is made and entered into by and between Westech Investment Advisors LLC (the "Advisor"), as the investment manager and on behalf of each of the entities individually listed on Annex I (each a "Fund") and Safra National Bank of New York, a national banking association organized and existing under the laws of the United States of America (the "Custodian"). WHEREAS, the Advisor manages the day-to-day and portfolio investment activities of each Fund. WHEREAS, the Advisor, on behalf of each Fund, desires to retain the Custodian to act as custodian of the cash deposits of each Fund. WHEREAS, each reference to a Fund herein will be read to apply individually to each Fund as if it were the only party to this addendum. NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows: ARTICLE I. CERTAIN DEFINITIONS Whenever used in this addendum, the following words and phrases shall have the meanings set forth below: "Authorized Person" means any officer of the applicable Fund identified on the list attached hereto as Annex II (as amended in a signed writing from time to time) who are authorized by the Advisor or the Fund's Board to give Written Instructions on behalf of the Fund. Such person shall continue to be an Authorized Person until such time as the Custodian receives a resolution from the Fund's Board setting forth that any such person is no longer an Authorized Person and has acknowledged receipt of an amended and re-executed Annex II. For the avoidance of doubt, in the event of any discrepancy between any instructions provided to the Custodian by the Advisor and instructions provided by the Fund's Board, the instructions from the Fund's Board shall prevail. "Bank Account Agreement" means Custodian's standard account agreement and terms and conditions governing deposit accounts, as amended from time to time, which shall apply to each Fund Custody Account in addition to the provisions of this addendum.

Execution Copy Page 2 of 11 "Deposits" means cash, funds and Deposit lnstrument(s) held in each Fund Custody Account. "Deposit lnstrument(s)" means, any of the following: (i) interest-bearing demand or savings accounts; (ii) certificates of deposit, (iii) uncertificated time deposits or (iv) other instruments for the payment of money in cash. "Fund Custody Account" shall mean any of the accounts in the name of each of the Funds held at Custodian as described herein which shall hold (solely) the Deposits and no other assets, notwithstandinganything to the contrary in the Bank Account Agreement. "Wire Template" means the template instructions in Exhibit A. "Written Instructions" shall mean written letters of instruction or other relevant communications (including but not limited to any Wire Template) actually received by the Custodian and signed by any Authorized Person, including those sent via email as an attached signed PDF document. ARTICLE II. APPOINTMENT OF CUSTODIAN 2.01 Appointment. The Fund has appointed the Custodian as custodian of all cash and Deposits owned by or in the possession of the Fund, on the terms and conditions set forth in the Bank Account Agreement and this addendum, and the Custodian has accepted such appointment and agrees to perform the services and duties set forth in this addendum and in the Bank Account Agreement. 2.02 Limitations. The services and duties of the Custodian shall be confined to those matters expressly set forth herein and in the Bank Account Agreement, and no implied duties are assumed by or may be asserted against the Custodian hereunder. 2.03 Documents to be Furnished. The following documents, including any amendments or updates thereto, will be provided to the Custodian prior to or contemporaneously with the execution of this addendum, and at any time thereafter if and when those are updated by the Funds or the Advisor or requested by the Custodian, as applicable: (a) Executed Bank Account Agreements for each Fund; (b) completed Authorized Persons schedule, with specimen signatures, attached hereto as Annex II; and (c) any other information requested by the Custodian to fulfill its customer identification program requirements and/ its obligations under this addendum.

Execution Copy Page 3 of 11 ARTICLE Ill. CUSTODY OF CASH 3.01 Title. The parties agree that each Fund Custody Account is titled in the name of each of the Funds and are not titled in the name of the Custodian or the Advisor. 3.02 Fund Custody Accounts. The Funds acknowledge and agree that Deposits are (i) held separately only by account records (meaning each Fund's Deposits shall be held on such Fund's Custody Account, as described above) and are not segregated on Custodian's balance sheet or otherwise segregated from Custodian's own cash, or other deposits and liabilities; and (ii) unsecured liabilities of Custodian. 3.03 Transfers of Moneys from Fund Custody Account. Only upon receipt of Written Instructions including information to be provided substantially in the form of the Wire Template, the Custodian shall process any transfer(s) from the Fund Custody Accounts as long as the transfer request specifies the amount and purpose of such payment, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made and is sent in accordance with the terms of the Bank Account Agreement and this addendum. 3.03.1. Custodian may in its sole discretion, but is not required to, require additional verification or refuse to act on any instruction it reasonably believes to be unauthorized, unclear, or contrary to law or its internal policies. 3.04 Actions Not Requiring Written Instructions. Custodian may act without Written Instructions where expressly permitted by this addendum or the Bank Account Agreement, or where reasonably necessary to comply with applicable laws or regulations and its internal policies. For the avoidance of doubt, Written Instructions as defined in this addendum are only required in connection with the Deposits (wires and cash being transferred out from - not into - each Fund Custody Account). 3.05 Records. (a) The Custodian shall maintain complete and accurate records with respect to each Fund Custody Account. (b) The Fund Custody Account records maintained by the Custodian shall be maintained in compliance with the rules and regulations of the Custodian's banking regulator and shall be made available upon request for inspection (during the regular business hours of the Custodian) by duly authorized officers, employees or

Execution Copy Page 4 of 11 agents of the Fund and employees or agents of the Securities and Exchange Commission, to the extent required by law or regulation. 3.06 Fund Reports by Custodian. The Custodian shall make available to the Fund, as further described in the Bank Account Agreement: (i) daily activity statement; (ii) a summary of all transfers to or from the Fund Custody Account on the day following such transfers; and (iii) monthly detailed account statement for each Fund Custody Account held for the Fund. 3.07 Other Reports by Custodian. As the Fund may reasonably request from time to time, the Custodian shall provide the Fund with reports as required for its compliance oversight of the Fund Custody Account. ARTICLE IV. DEPOSIT ACCOUNT CONTROL AGREEMENT 4.01 Secured party instructions shall prevail. If one or more Fund Custody Accounts are subject to a Deposit Account Control Agreement ("DACA") and secured party's rights under any such DACA are invoked, the Custodian shall adhere to the instructions then provided by such secured party. Notwithstanding anything to the contrary in this addendum or in the Bank Account Agreement, in that case, the Custodian will not follow any instructions from the Advisor, Authorized Person, the Funds' board or any other parties except those of the secured party under the relevant DACA. ARTICLEV. ADDITIONAL ACCOUNTS 5.01 Additional Accounts. If a Fund opens one or more Fund Custody Accounts at the Custodian after the date of this addendum, any such accounts will be automatically deemed to be encompassed by and subject to this addendum, including, without limitation, to Article IV above. ARTICLE VI. COMPENSATION OF CUSTODIAN

Execution Copy Page 5 of 11 6.01 Compensation. The Custodian shall be compensated for providing the services set forth in this addendum in accordance with the fee schedule applicable to the Bank Account Agreement. The Custodian will automatically debit any fees and expenses incurred from the Fund Custody Account as applicable. Notwithstanding anything to the contrary, amounts owed by the Fund to the Custodian shall only be paid out of the assets and property of the Fund, including the Deposits and no Written Instructions shall be required in this case. 6.02 Overdrafts. The Fund is responsible for maintaining an appropriate level of available funds in its account to accommodate cash outflows. The Fund may, subject to Custodian's approval and documentation requirements, request a formal line of credit for potential overdrafts of. Any such line of credit if granted, shall be documented separately and nothing in this addendum creates an obligation for Custodian to provide overdraft credit. In the event of an overdraft or in the event the line of credit is insufficient to cover an overdraft, the overdraft amount or the overdraft amount that exceeds the line of credit will be charged in accordance with the terms of the Bank Account Agreement. ARTICLE VII. REPRESENTATIONS AND WARRANTIES 7.01 Representations and Warranties of the Fund. The Fund hereby represents and warrants to the Custodian, which representations and warranties shall be deemed to be continuing throughout the term of this addendum, that: (a) It is duly organized and existing under the laws of the jurisdiction of its organization, with full corporate power to carry on its business as now conducted, to enter into this addendum and to perform its obligations hereunder; (b) This addendum has been duly authorized, executed and delivered by the Fund in accordance with all requisite action and constitutes a valid and legally binding obligation of the Fund, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and (c) It is conducting its business in compliance in all material respects with all applicable laws and regulations and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its organizational documents, articles of incorporation, offering memorandum, private placement

Execution Copy Page 6 of 11 memorandum, bylaws or any contract binding it or affecting its property which would prohibit the execution or performance of its obligations under this addendum. 7.02 Representations and Warranties of the Custodian. In addition to the provisions of the Bank Account Agreement, the Custodian hereby represents and warrants to the Fund, which representations and warranties shall be deemed to be continuing throughout the term of this addendum, that it is a U.S. Bank as defined in Section (a)(7) of Rule 17f-5 of the 1940 Act and capable of performing its obligations under this addendum. ARTICLE VIII. CONCERNING THE CUSTODIAN 8.01 Standard of Care. The Custodian shall exercise commercially reasonable care in the performance of its duties under this addendum. The Custodian shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with its duties under this addendum, except a loss arising out of or relating to the Custodian's failure to comply with the terms of this Agreement as a consequence of its bad faith, gross negligence or willful misconduct in the performance of its duties under this Agreement. The Custodian shall be entitled to rely on and may act upon advice of counsel on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice. 8.02 No Collection Required. The Custodian shall not be liable for, or considered to be the custodian of, any cash belonging to the Fund or any money represented by a check, draft or other instrument for the payment of money, until the Custodian or its agents actually receive such cash or collect on such instrument resulting in cleared funds on deposit. 8.03 Reliance Upon Documents and Instructions. The Custodian shall be entitled to rely upon any certificate, notice or other instrument in writing received by it from the Advisor and/ or the Funds and reasonably believed by it to be genuine. The Custodian shall be entitled to rely upon any Written Instructions actually received by it pursuant to this addendum from an Authorized Person.

Execution Copy Page 7 of 11 8.04 Cooperation. To the extent required by applicable laws and regulations, the Custodian shall cooperate with and supply the Advisor with necessary information to keep the books of account of the Fund. ARTICLE IX. FORCE MAJEURE 9.01 Force Majeure. Neither the Custodian nor the Fund shall be liable for any failure or delay in performance of their respective obligations under this addendum arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; acts of terrorism; sabotage; strikes; epidemics; riots; power failures; computer failure and any such circumstances beyond its reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation; provided, however, that in the event of a failure or delay, the Custodian (i) shall not discriminate against the Fund in favor of any other customer of the Custodian in making computer time and personnel available to input or process the transactions contemplated by this addendum , and (ii) shall use its best efforts to ameliorate the effects of any such failure or delay. ARTICLEX. NON-PUBLICITY AND CONFIDENTIALITY 10.01 References to Custodian. The Fund shall not refer to the Custodian in any printed matter without the prior written approval of Custodian, including printed matter contained in the Fund's Confidential Private Placement Memoranda even if such other printed matter as merely identifies Custodian as custodian for the Fund. 10.02. Confidentiality. The parties agree to treat information of the other party confidential as (i) described under the Bank Account Agreement; and (ii) required by law, including but not limited to the Gramm-Leach-Bliley Act.

Execution Copy Page 8 of 11 ARTICLE XI. EFFECTIVE PERIOD; TERMINATION 11.01 Effective Period. This addendum shall become effective as of the date last written in the signature block and will continue in effect until the earlier of (i) the effective date of its termination, as described below; (ii) upon termination of the Bank Account Agreement; (iii) the date in which all Fund Custody Accounts at the Custodian have been closed or (iv) as described in Section 11.02 below. 11.02 Termination. This addendum may be terminated by any party upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. Notwithstanding the foregoing, this addendum may also be terminated (i) by the Fund or the Custodian, upon the breach of the Custodian in the case of the Fund and upon the breach of the Fund in the case of the Custodian, of any material term of this addendum if such breach is not cured within 15 days of notice of such breach to the breaching party; (ii) by the Custodian at any time with immediate effects if required by law, regulation, or its internal policies; or (iii) by the Fund at any time with immediate effects in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction. 11.03. The termination of this addendum shall not affect the Bank Account Agreement or any other agreements or documents between the parties, which shall remain in effect (and/or be terminated, as the case may be) in accordance with their relevant terms. ARTICLE XII. MISCELLANEOUS 12.01 Compliance with Laws. The Fund has and retains primary responsibility for all compliance matters relating to the Fund, including laws and regulations applicable to the Fund and the policies and limitations of the Fund relating to its portfolio investments as set forth in its applicable Confidential Private Placement Memorandum. The Custodian's services hereunder shall not relieve the Fund of its responsibilities for assuring such compliance with respect thereto. 12.02 Amendment. This addendum may not be amended or modified in any manner except by written agreement executed by the Custodian and the Advisor, on behalf of the Funds, except with respect to the list of Authorized Signatories, which may be separately amended and replaced from time to time in writing.

Execution Copy Page 9 of 11 12.03 Assignment. This addendum shall extend to and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this addendum shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Advisor. 12.04 Governing Law. This addendum shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles. 12.05 No Agency Relationship. Nothing herein contained shall be deemed to authorize or empower any party to act as agent for any other party to this addendum, or to conduct business in the name, or for the account, of the other parties to this addendum, except to the extent provided herein. 12.06 No Fiduciary Care. Custodian is acting solely as a custodian and not as a fiduciary. Nothing in this addendum shall be deemed to create any fiduciary relationship between the Custodian and the Funds or between the Custodian and the Advisor. The Custodian does not have any fiduciary powers and is not operating within or through a trust department. The parties acknowledge that the Custodian's duties are purely contractual in nature. 12.07 Invalidity. Any provision of this addendum which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties. 12.08 Notices. Any notice required or permitted to be given by either party to the other shall be in accordance with the Bank Account Agreement. 12.09 Counterparts. This addendum may be executed on two or more counterparts, each of which when so executed shall be deemed an original, but such counterparts shall together constitute but one and the same instrument. Counterparts may be delivered by electronic mail (including any electronic signature complying with the U.S. federal E-SIGN Act of 2000) and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. 12.10 No Waiver. No failure by any party hereto to exercise, and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof. The exercise by any party hereto of any right hereunder shall not preclude the exercise of any other right, and the

Execution Copy Page 10 of 11 remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity. 12.11 Interpretations and precedence. This addendum is supplemental to the Bank Account Agreement and shall be interpreted and construed in accordance to the terms of the Bank Account Agreement. In case of any discrepancy between the terms of this addendum and those of the Bank Account Agreement, those set forth in the Bank Account Agreement shall prevail. In case of any discrepancy between the terms of this addendum and those of any DACA, as described in Article IV above, those of the DACA (including, for the avoidance of doubt, any instructions received from the secured party thereunder) shall prevail with respect to any transfer of funds.

Execution Copy Page 11 of 11 IN WITNESS WHEREOF, the parties hereto have caused this addendum to be executed by their duly authorized officers on one or more counterparts as of the date last written below. SAFRA NATIONAL BANK OF NEW YORK By: Name: Title: Date: /s/ Peter Javier Peter Javier SEVP 09/09/2025 By: Name: Title: Date: /s/ Rafaelo Colombo Rafaelo Colombo SEVP 09/08/2025 WESTECH INVESTMENT ADVISORS LLC, in its capacity as investment manager of each Fund listed on Annex I and on behalf of each such Fund. By: Name: Title: Date: /s/ Jared Thear Jared Thear CFO CCO 09/08/2025 By: Name: Title: Date: /s/ David Wanek david wanek CEO 09/08/2026

ANNEXI Venture Lending & Leasing IX, Inc. WTI Fund X, Inc. WTI Fund XI, Inc. Annex I